                                                                     Exhibit 2.1


                                                                  CONFORMED COPY


===============================================================================


                          AGREEMENT AND PLAN OF MERGER


                          dated as of February 9, 1997


                                     among


                       WESTINGHOUSE ELECTRIC CORPORATION,
                              G ACQUISITION CORP.


                                      and


                         GAYLORD ENTERTAINMENT COMPANY


===============================================================================

                                    TABLE OF CONTENTS

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                                        ARTICLE I

                                                                                        Page
                                                                                        ----
                                       The Merger

SECTION 1.01.     The Merger............................................................   3
SECTION 1.02.     Closing...............................................................   3
SECTION 1.03.     Effective Time........................................................   4
SECTION 1.04.     Effects of the Merger.................................................   4
SECTION 1.05.     Certificate of Incorporation and
                       By-laws..........................................................   4
SECTION 1.06.     Directors.............................................................   4
SECTION 1.07.     Officers..............................................................   4

                                       ARTICLE II

                    Effect of the Merger on the Capital Stock of the
                   Constituent Corporations; Exchange of Certificates

SECTION 2.01.     Effect on Capital Stock...............................................   5
SECTION 2.02.     Exchange of Certificates..............................................   7

                                      ARTICLE III

                                  Related Transactions

SECTION 3.01.     Restructuring Agreements..............................................  10
SECTION 3.02.     Ancillary Agreements..................................................  11
SECTION 3.03.     Restructuring of Assets and
                       Assumption of Liabilities........................................  11
SECTION 3.04.     Company Distribution..................................................  11

                                       ARTICLE IV

                             Representations and Warranties

SECTION 4.01.     Representations and Warranties of
                       the Company......................................................  11
SECTION 4.02.     Representations and Warranties of
                       Parent and Sub...................................................  39


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                                                                               2


                               TABLE OF CONTENTS

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                                                                                        ----
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                                       ARTICLE V

                       Covenants Relating to Conduct of Business

SECTION 5.01.     Conduct of Business...................................................  48
SECTION 5.02.     No Solicitation.......................................................  54

                                       ARTICLE VI

                                 Additional Agreements

SECTION 6.01.     Preparation of the Registration
                       Statements and the Proxy
                       Statement-Prospectus; Company
                       Stockholders Meeting; Parent
                       Shareholders Meeting.............................................  55
SECTION 6.02.     Letters of the Company's Accountants..................................  56
SECTION 6.03.     Letters of Parent's Accountants.......................................  57
SECTION 6.04.     Access to Information;
                       Confidentiality..................................................  57
SECTION 6.05.     Reasonable Best Efforts...............................................  58
SECTION 6.06.     Stock Options.........................................................  59
SECTION 6.07.     Fees and Expenses.....................................................  59
SECTION 6.08.     Public Announcements..................................................  59
SECTION 6.09.     Affiliates............................................................  60
SECTION 6.10.     NYSE Listing..........................................................  60
SECTION 6.11.     Stockholder Litigation................................................  60
SECTION 6.12.     Cooperation with Respect to Internal
                       Revenue Service Rulings and Tax
                       Opinions of Counsel..............................................  60
SECTION 6.13.     Indebtedness..........................................................  61
SECTION 6.14.     Distribution Agreement................................................  61
SECTION 6.15.     Employee Matters......................................................  62


                                      ARTICLE VII

                                  Conditions Precedent

SECTION 7.01.     Conditions to Each Party's
                       Obligation to Effect the Merger..................................  63
SECTION 7.02.     Conditions to Obligations of Parent
                       and Sub..........................................................  65
SECTION 7.03.     Conditions to Obligation of the
                       Company..........................................................  68
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                                                                               3


                                     TABLE OF CONTENTS
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                                                                                        Page
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                                      ARTICLE VIII

                           Termination, Amendment and Waiver

SECTION 8.01.     Termination...........................................................  69
SECTION 8.02.     Effect of Termination.................................................  72
SECTION 8.03.     Amendment.............................................................  72
SECTION 8.04.     Extension; Waiver.....................................................  72
SECTION 8.05.     Procedure for Termination,
                       Amendment, Extension or Waiver...................................  73


                                       ARTICLE IX

                                 Alternative Transaction

SECTION 9.01.     Circumstances.........................................................  73
SECTION 9.02.     Alternative Per Share Merger
                       Consideration....................................................  73


                                       ARTICLE X

                                   General Provisions

SECTION 10.01.    Survival of Representations and
                       Warranties.......................................................  74
SECTION 10.02.    Notices...............................................................  74
SECTION 10.03.    Definitions...........................................................  75
SECTION 10.04.    Interpretation........................................................  78
SECTION 10.05.    Counterparts..........................................................  78
SECTION 10.06.    Entire Agreement; No Third-Party
                       Beneficiaries....................................................  78
SECTION 10.07.    Governing Law.........................................................  79
SECTION 10.08.    Assignment............................................................  79
SECTION 10.09.    Disclosure Schedules..................................................  79
SECTION 10.10.    Severability..........................................................  79
SECTION 10.11.    Enforcement...........................................................  80

ANNEX A     -     Agreement and Plan of Distribution
ANNEX B     -     Tax Disaffiliation Agreement
ANNEX C     -     Post-Closing Covenants Agreement
ANNEX D     -     Retained Business
ANNEX E     -     Affiliate Letter

SCHEDULE 5.01 (a)(vii) - Capital Expenditures

                                                                  CONFORMED COPY





                                    AGREEMENT AND PLAN OF MERGER dated as of
                           February 9, 1997, among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), G ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company").


                  WHEREAS the Board of Directors of the Company has approved an Agreement and Plan of Distribution in the form of Annex A attached hereto with such changes as may be made in accordance with Section 6.14 (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in Section 1.03) subject to the issuance of the Tax Rulings (as such term is defined in Section 10.03), pursuant to and subject to the terms of which
(a) the assets and businesses of the Company and its subsidiaries (as defined in Section 10.03) will be restructured as a result of which (i) all the assets of the Company and its subsidiaries, other than the Retained Assets (as defined in Section 10.03), will be held by Gaylord Broadcasting Company, a Delaware corporation and a wholly owned subsidiary of the Company ("GBC"), or one or more of GBC's subsidiaries and (ii) all the liabilities of the Company and its subsidiaries, other than the Retained Liabilities (as defined in Section 10.03), will be assumed by GBC or one or more of GBC's subsidiaries,
(b) GBC will be recapitalized in accordance with Article II of the Distribution Agreement and (c) following such restructuring and recapitalization, the Company will distribute (the "Company Distribution") to each holder of record of shares of Class A Common Stock, $.01 par value, of the Company ("Company Class A Common Stock") and Class B Common Stock, $.01 par value, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, "Company Common Stock") a number of shares of Common Stock, $.01 par value, of GBC ("New GBC Common Stock") equal to one-third of the number of shares of Company Common Stock held by such holder;

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have, and Parent acting as the sole stockholder of Sub has, approved the merger of Sub with and into the Company (the "Merger") following the Restructuring (as defined in Section 3.03) and the Company Distribution, and otherwise upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock, other than shares owned directly or indirectly by the Company, will be converted into the right to receive the Per Share Merger Consideration (as defined in Section 2.01(c));

                  WHEREAS as a condition of the willingness of Parent to enter into this Agreement, those individuals and trusts set forth on Schedule A attached to the Stockholder Agreement (as defined below) and the trustees of the Trust (as defined in the Stockholder Agreement)(collectively, the "Principal Stockholders"), have entered into a Stockholder Agreement dated as of the date hereof (the "Stockholder Agreement") with Parent, which provides, among other things, that, subject to the terms and conditions thereof, each Principal Stockholder will vote his, her or its shares of Company Common Stock and the shares of Company Common Stock held by any trust of which such Principal Stockholder is a trustee (including the Trust) in favor of the Merger and the approval and adoption of this Agreement;

                  WHEREAS the Board of Directors of the Company has approved the terms of the Stockholder Agreement solely for the purpose of rendering
Section 203 of the DGCL (as defined in Section 1.01) inapplicable to the transactions contemplated hereby;

                  WHEREAS it is the intention of the parties to this Agreement that (a) the Company Distribution shall qualify as a transaction described in
Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be immediately preceded by a transfer of assets and related liabilities that qualifies as a transaction described in Section 351 or
Section 368(a)(1)(D) of the Code, (b) the recapitalization of GBC and certain other transactions that are part of the Restructuring shall be tax-free transactions under the Code and (c) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code;

                  WHEREAS it is currently anticipated that Parent will effect a distribution (the "Parent Distribution") of the Common Stock of a subsidiary formed for the purpose, which it is currently anticipated will own Parent's Thermo King, Power Generation, Energy Systems and Government Operations business units, to its shareholders during the third quarter of 1997, and it is the intention of the parties to this Agreement that the Merger will be consummated prior to the Parent Distribution; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                   The Merger

                  SECTION 1.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  (b) At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                  SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 7.01, 7.02 and 7.03) shall be no later than the third New York Stock Exchange ("NYSE") trading day after satisfaction or waiver of the conditions set forth in Section 7.01, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Certificate of Merger shall specify that the Merger shall become effective at 12:01 a.m. on the day following the Closing Date or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.05.  Certificate of Incorporation and By-laws.
(a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article I thereof shall read in its entirety as follows: "The name of this Corporation is G Corp. (the "Corporation").", and, as so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub shall be apportioned among the classes of the board of directors of the Surviving Corporation so that the number of directors in each class shall be as nearly equal as possible.

                  SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective

                                                                               5
successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

           Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c)  Conversion of Company Common Stock.  Subject to
         Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number (subject to the proviso to this sentence and to Section 9.02, the "Per Share Merger Consideration") of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (i) the quotient of (x) $1,550,000,000 divided by (y) the number (the "Outstanding Number") of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)), divided by (ii) the Market Price (as defined below) of Parent Common Stock on the date on which the Effective Time shall occur; provided, however, that in the event that the product of the Per Share Merger Consideration multiplied by the

         Outstanding Number would exceed 110,000,000 (the "Maximum Number of Shares"), then the Per Share Merger Consideration shall mean the highest number (after taking into account the rounding provision of this sentence) that would not result in the product of such number multiplied by the Outstanding Number exceeding 110,000,000. The "Market Price" of Parent Common Stock on any date means the average of the daily closing prices per share of Parent Common Stock as reported on the NYSE Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Parent and the Company) for the 15 consecutive full NYSE trading days (the "Averaging Period") immediately preceding the third full NYSE trading day prior to such date; provided that (A) if the Board of Directors of Parent declares a dividend on the outstanding shares of Parent Common Stock having a record date after the Effective Time but an ex-dividend date (based on "regular way" trading on the NYSE of shares of Parent Common Stock (the "Ex-Date")) that occurs during the Averaging Period, then for purposes of computing the Market Price, the closing price on the Ex-Date and any trading day in the Averaging Period after the Ex-Date will be adjusted by adding thereto the amount of such dividend and
         (B) if the Board of Directors of Parent declares a dividend on the outstanding shares of Parent Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the Averaging Period, then for purposes of computing the Market Price, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. For purposes of the immediately preceding sentence, the amount of any non- cash dividend will be the fair market value thereof on the payment date for such dividend as determined in good faith by mutual agreement of Parent and the Company. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and shall not have been reasonably disapproved of by the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, and cash and dividends or other distributions, if any, which such holder has the right to receive pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other Taxes (as defined in Section 10.03) required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender shares of Parent Common Stock and cash and dividends or other distributions, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II. Parent shall pay the charges and expenses of the Exchange Agent in connection with the exchange of Certificates for certificates representing shares of Parent Common Stock and cash and dividends or other distributions.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common
Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d)  No Further Ownership Rights in Company Common Stock.
All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or other distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                  (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of a share of Parent Common Stock on the NYSE Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Parent and the Company) on the Closing Date.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the shares of Parent Common Stock and cash and dividends or other distributions, if any, pursuant to this Article II.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or any cash or dividends or other distributions from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash or any dividends or other distributions payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.01(d))), any such shares, cash, dividends or other distributions shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                                  ARTICLE III

                              Related Transactions

                  SECTION 3.01. Restructuring Agreements. Prior to the Company Distribution, the Company shall (a) execute and deliver the Distribution Agreement, a Tax Disaffiliation Agreement in the form of Annex B attached hereto with such changes as may be approved by Parent and the Company (the "Tax Disaffiliation Agreement") and a Post-Closing Covenants Agreement in the form of Annex C attached hereto with such changes as may be approved by Parent and the Company (the "Post-Closing Covenants Agreement"), (b) cause GBC to execute and deliver the Distribution Agreement, the Tax Disaffiliation Agreement and the Post-Closing Covenants Agreement and (c) cause each GBC Subsidiary which Parent shall designate to execute and deliver the Post-Closing Covenants Agreement. Prior to the Company Distribution, Parent will execute and deliver the Tax Disaffiliation Agreement and the Post-Closing Covenants Agreement.

                  SECTION 3.02. Ancillary Agreements. Prior to the Company Distribution, the Company shall, and the Company shall cause GBC (and, if applicable, one or more of its subsidiaries) to, execute and deliver the Ancillary Agreements (as defined in the Distribution Agreement, and, together with this Agreement, the Stockholder Agreement, the Distribution Agreement, the Tax Disaffiliation Agreement and the Post-Closing Covenants Agreement, the "Transaction Agreements").

                  SECTION 3.03. Restructuring of Assets and Assumption of Liabilities. Prior to the Company Distribution and pursuant to the terms of the Distribution Agreement, the Company and its subsidiaries will consummate the restructuring of the assets and businesses of the Company and its subsidiaries and the related assumption of liabilities by GBC and its subsidiaries contemplated by Article IV of the Distribution Agreement and cause GBC to be recapitalized as contemplated by Article II of the Distribution Agreement (collectively, the "Restructuring").

                  SECTION 3.04. Company Distribution. Prior to the Effective Time, and pursuant to the terms of Article II of the Distribution Agreement, the Company will effect the Company Distribution.

                                   ARTICLE IV

                         Representations and Warranties

                  SECTION 4.01. Representations and Warranties of the Company. As used in this Agreement, (i) any reference to the Company and its subsidiaries means the Company and each of its subsidiaries (including for this purpose, at any time prior to the Effective Time, the GBC Companies (as

12

defined below)), (ii) any reference to the "Retained Business" means the Company's businesses included in its cable networks segment excluding certain businesses as described in Annex D hereto, (iii) any reference to the "Retained Company" and its subsidiaries or the Surviving Corporation and its subsidiaries or the "Retained Companies" means the Company and its subsidiaries, other than GBC and its subsidiaries (determined after giving effect to the transactions contemplated by Article IV of the Distribution Agreement), (iv) any reference to the "Retained Subsidiaries" means the direct and indirect subsidiaries of the Company included in the Retained Business, (v) any reference to GBC and its subsidiaries or the "GBC Companies" means GBC and its subsidiaries (determined after giving effect to the transactions contemplated by Article IV of the Distribution Agreement) and (vi) any reference to "GBC Subsidiaries" means the direct and indirect subsidiaries of GBC (determined after giving effect to the transactions contemplated by Article IV of the Distribution Agreement).

                  Except as set forth with respect to a specifically identified representation and warranty on the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

                  (a) Organization, Standing and Corporate Power. Each of the Company and GBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Retained Subsidiary is, and each other subsidiary of the Company that will be a significant subsidiary (as defined in Section 10.03) of GBC as of the Closing Date is, a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Section 4.01(b) of the Company Disclosure Schedule. Each of the Company, the Retained Subsidiaries and GBC is, and each other subsidiary of the Company that will be a significant subsidiary of GBC as of the Closing Date is, duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 10.03) on the Retained Companies or on the GBC Companies or impair the ability of the Retained Companies or the GBC Companies to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements. Each of the Company and each Retained Subsidiary has, and GBC and each other subsidiary of the Company that will be a significant subsidiary of GBC as of the Closing Date has, the requisite corporate or other power, as the case may be, and authority to carry on its businesses as they are now being or will be conducted at the Effective Time. The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or comparable organizational documents) of each of the Retained Subsidiaries and each other subsidiary of the Company that will be a significant subsidiary of GBC as of the Closing Date, in each case as amended to the date hereof.

                  (b) Subsidiaries. Section 4.01(b) of the Company Disclosure Schedule sets forth a true and complete list of each subsidiary of the Company that indicates which subsidiaries are Retained Subsidiaries. Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, each of the Retained Subsidiaries have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and except as set forth in Section 4.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, as of the date of this Agreement, and the Retained Company will not own, directly or indirectly, as of the Effective Time, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

                  (c) Capital Structure. The authorized capital stock of the Company consists of 300,000,000 shares of Company Class A Common Stock, 150,000,000 shares of

         Company Class B Common Stock and 100,000,000 shares of preferred stock, $.01 par value, of the Company ("Company Preferred Stock"). At the close of business on January 31, 1997, (i) 44,957,557 shares of Company Class A Common Stock were issued and outstanding, (ii) 51,407,868 shares of Company Class B Common Stock were issued and outstanding,
         (iii) no shares of Company Preferred Stock were issued and outstanding,
         (iv) 300,300 shares of Company Class A Common Stock were held by the Company in its treasury, (v) 5,512,500 shares of Company Class A Common Stock were reserved for issuance pursuant to the Company s Amended and Restated 1991 Stock Option and Incentive Plan and the Company s Amended and Restated 1993 Stock Option and Incentive Plan (the "Company Stock Plans") and (vi) 51,407,868 shares of Company Class A Common Stock were reserved for issuance upon conversion of Company Class B Common Stock in accordance with the terms of the Company's Restated Certificate of Incorporation. Except as set forth above, at the close of business on January 31, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than options to acquire Company Class A Common Stock granted under the Company Stock Plans ("Employee Stock Options")) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. Section 4.01(c) of the Company Disclosure Schedule sets forth a complete and correct list, as of January 31, 1997, of the holders of all Employee Stock Options, the number of shares subject to each such option and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no notes, bonds, debentures or other indebtedness (as defined in Section 10.03) of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as set forth in Section 4.01(c) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Retained Subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.01(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of the Retained Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. There are no outstanding contractual obligations of the Company or any of the Retained Subsidiaries to vote or to dispose of any shares of the capital stock of the Company or any of its subsidiaries. As of the date of this Agreement, the Principal Stockholders are the record owners of a number of shares of Company Common Stock that in the aggregate constitutes not less than 60% of the votes entitled to be cast at the Company Stockholders Meeting (as defined in Section 6.01(b)).

                  (d) Authority; Noncontravention. Each of the Company, the Retained Subsidiaries and the GBC Companies has the requisite corporate or other power and authority to execute, deliver and perform each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Class A Common Stock and Company Class B Common Stock, voting together as a single class, at the Company Stockholders Meeting (the "Company Stockholder Approval"), and, with respect to the Company Distribution, formal declaration of the Company Distribution by the Company's Board of Directors). The execution, delivery and performance by the Company and GBC of each Transaction Agreement and the consummation by the Company and GBC of the Restructuring, the Company Distribution and the Merger and of the other transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and GBC, and no other corporate proceedings on the part of the Company or GBC are necessary to authorize any Transaction Agreement or for the Company or GBC to consummate the Restructuring, the Company Distribution, the Merger or the other transactions so contemplated (other than, with respect to the Merger, the Company Stockholder Approval, and, with respect to the Company Distribution, formal declaration of the Company Distribution by the Company's Board of Directors). The execution, delivery and performance by each Retained Subsidiary and each GBC Subsidiary of each Transaction Agreement to which it will be a party and the consummation by it of the transactions contemplated thereby has been, or prior to the execution and delivery of the Distribution Agreement will be, duly authorized by all necessary corporate or other action on the part of such entity and all necessary action on the part of its stockholders, if required, and no other corporate or other proceedings on the part of such entity are or will be necessary to authorize any Transaction Agreement to which it will be a party or for it to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Transaction Agreement (other than this Agreement) to which the Company, any Retained Subsidiary or any GBC Company will be a party when executed and delivered will, assuming that such Transaction Agreement will constitute a valid and binding obligation of Parent, if Parent will be a party thereto, constitute a valid and binding obligation of such entity, enforceable against such entity in accordance with its terms. Except as set forth in Section 4.01(d) of the Company Disclosure Schedule, none of the execution, delivery or performance by the Company, the Retained Subsidiaries and the GBC Companies of each Transaction Agreement to which any of them is or will be a party or the consummation by the Company, the Retained Subsidiaries and the GBC Companies of the transactions contemplated thereby will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company, any Retained Subsidiary or any GBC Company under, (i) the Restated Certificate of Incorporation or Restated By-laws of the Company or the certificate of incorporation or by-laws (or comparable organizational documents) of any Retained Subsidiary or any GBC Company, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other arrangement (a "Contract") or of any license, franchise, permit, concession, certificate of authority, order, approval, application or registration from, of or with a Governmental Entity (as defined below) (a "Permit") to which the Company, any Retained Subsidiary or any GBC Company is a party or by which any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Retained Subsidiary or any GBC Company or their respective properties or assets, other than any such conflicts, violations, breaches, defaults, rights or Liens (A) relating to (x) Contracts the parties to which consist solely of Parent or any of its subsidiaries, on the one hand, and the Company or any of its subsidiaries, on the other hand, and (y) Contracts executed by Parent or one of its subsidiaries on behalf of the Company or a subsidiary of the Company, and (B) in the case of clause (ii) or

         (iii), that individually or in the aggregate would not (x) have a material adverse effect on the Retained Companies or on the GBC Companies, (y) impair in any material respect the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements. Except for consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any foreign competition laws, filings under state securities or "blue sky" laws, filings with the NYSE, approvals of and filings with the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934 (the "Communications Act") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and other consents, approvals, orders, authorizations, registrations, declarations, filings and agreements expressly provided for in the Transaction Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government, or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company, any Retained Subsidiary or any GBC Company in connection with the execution, delivery or performance by the Company, any Retained Subsidiary or any GBC Company of each Transaction Agreement to which any of them is or will be a party or the consummation by the Company, any Retained Subsidiary or any GBC Company of the transactions contemplated thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have a material adverse effect on the

         Retained Companies or on the GBC Companies or impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements).

                  (e) SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents except as set forth in
         Section 4.01(e) of the Company Disclosure Schedule, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year- end audit adjustments). Except as set forth in the

         Filed SEC Documents (as defined in Section 4.01(h)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "Parent Form S-4") or the registration statement on Form 10 to be filed with the SEC by GBC in connection with the distribution of shares of New GBC Common Stock in the Company Distribution (the "GBC Form 10" and, together with the Parent Form S-4, the "Registration Statements") will, at the time the Registration Statements become effective under the Securities Act or the Exchange Act, as applicable, at the time of any post-effective amendments or supplements thereto, at the Effective Time and at the time of the Parent Shareholders Meeting (as defined in Section 6.01(c)), if applicable, in the case of the Parent Form S-4, or at the time of the Company Stockholders Meeting and the Time of Distribution (as defined in the Distribution Agreement), in the case of the GBC Form 10, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement-prospectus relating to the Company Stockholders Meeting and, if the Parent Shareholder Approval (as defined in Section 4.02(c)) is required by the applicable rules of the NYSE, the Parent Shareholders Meeting (the "Proxy Statement-Prospectus") will, at the date it is first mailed to the Company's stockholders or, if applicable, Parent's shareholders, or at the time of the Company Stockholders Meeting or, if applicable, the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The GBC Form 10 and the Proxy Statement-Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the GBC Form 10 or the Proxy Statement-Prospectus.

                  (g) Retained Business Financial Statements. (i) Included in Section 4.01(g) of the Company Disclosure Schedule is a combined and combining balance sheet of the Retained Companies as of December 31, 1996 (including the notes thereto, the "Retained Business Balance Sheet") and a combined and combining operating income statement for the year ended December 31, 1996 (including the notes thereto, and together with the Retained Business Balance Sheet, the "Retained Business Financial Statements"). There has been no change in the combined financial position of the Retained Companies since December 31, 1996 except for changes that individually or in the aggregate have not had and would not reasonably be expected to have a material adverse effect on the Retained Companies. The Retained Business Balance Sheet fairly presents in all material respects the combined financial position of the Retained Business as of December 31, 1996, and the operating income statement included in the Retained Business Financial Statements fairly presents in all material respects the results of operations of the Retained Business for the year ended December 31, 1996, in each case after giving effect to the Restructuring and the Company Distribution (assuming that the Restructuring and the Company Distribution had occurred on December 31, 1996 and January 1, 1996, respectively) and in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Company included in the Filed SEC Documents, except as indicated in the notes thereto. Except as contemplated by this Agreement, at December 31, 1996 none of the Retained Companies had, and since such date none of the Retained Companies has incurred, any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except liabilities or obligations (a) which are accrued or reserved against in the Retained Business Balance Sheet, (b) for current or deferred Taxes with respect to current operations, (c) which were incurred after December 31, 1996 in the ordinary course of business, or (d) which would not in the aggregate have a material adverse effect on the Retained Companies or have been discharged or paid in full prior to the date hereof and taking into account, in the case of contingent liabilities, both the probability of the realization of the contingency and the likely resultant liability. The Retained Companies do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) with respect to any former or discontinued business of the Company or any of its subsidiaries (other than any liabilities or obligations that constitute Assumed Liabilities (as defined in the Distribution Agreement)).

                  (ii)  Except for the excluded assets described in
         Section 4.01(g) of the Company Disclosure Schedule (the "Excluded Assets"), the Retained Business includes all the Company's right, title and interest (including minority interests) in and to (x) all assets of the Company, any of the Retained Subsidiaries or any of the GBC Companies that are used in or that are being held for use in the Retained Business as presently conducted and (y) whether or not included within the assets set forth in clause (x) above, all assets (including, without limitation, capital stock and partnership and ownership interests) reflected on the Retained Business Balance Sheet, except those disposed of in the ordinary course of business since the date of the Retained Business Balance Sheet).

                  (h) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed SEC Documents") or in Section 4.01(h) of the Company Disclosure Schedule or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted the Retained Business only in the ordinary course of business consistent with past practice, and there has not been (i) any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the Retained Companies or on the GBC Companies or would impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any employee who will be a Retained Employee (as defined in the Distribution Agreement) of any increase in compensation, except for increases in the ordinary course of business consistent with past practice, (y) any granting by the Company or any of its subsidiaries to any such employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, or
         (z) any entry by the Company or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreement with any such employee, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a material adverse effect on the Retained Companies or on the GBC Companies or (vi) except insofar as may have been disclosed in the Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting the assets, liabilities or businesses of the Retained Companies.

                  (i) Title to Assets. (i) The Company and its subsidiaries have, and as of the Effective Time the Retained Companies will have, good and valid title to all assets reflected on the Retained Business Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Retained Business Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens except Permitted Liens (as defined below). Section 4.01(i) of the Company Disclosure Schedule sets forth a true and complete list of all assets properly categorized as plant, property and equipment reflected on the Retained Business Balance Sheet.

                  All the material tangible personal property to be owned by any Retained Company as of the Effective Time has been maintained in all material respects in accordance with the past practice of the Company and its subsidiaries and generally accepted industry practice, is in good working order (normal wear and tear excepted) and is suitable in all material respects for the purposes for which it is being used. All personal property to be leased by any Retained Company as of the Effective Time is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

                  (ii) As of the Effective Time, the Retained Companies will not own in fee any real property or interests in real property.
         Section 4.01(i) of the Company Disclosure Schedule sets forth a complete list of all leases of real property or interests in real property other than those which constitute Ancillary Agreements to which any of the Retained Companies will be a party as of the Effective Time (individually, a "Leased Property") and identifies any material base leases and reciprocal easement or operating agreements relating thereto. The Company and its subsidiaries have, and as of the Effective Time the Retained Companies will have, good and valid title to the lease hold estates in all Leased Property, in each case free and clear of all Liens except for Permitted Liens.

                  (iii) Except for the Excluded Assets and except as expressly contemplated by one or more of the Transaction Agreements, as of the Effective Time none of the GBC Companies will use in the conduct of any of its businesses or own or have rights to use any assets or property, whether tangible or intangible, which are also used in the conduct of the Retained Business. As of the Effective Time, no GBC Company will be a party to any Contract with any Retained Company (other than the Transaction Agreements), including, without limitation, any Contract providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, the Retained Companies or pursuant to which any Retained Company may have any obligation or liability. As of the Effective Time, no Retained Company will have any liability or obligation of any nature (whether accrued, absolute, contingent or other wise) in any way relating to the business, operations, indebtedness, assets or liabilities of any of the GBC Companies.

                  (iv) "Permitted Liens" shall mean those Liens (A) referred to in Section 4.01(i) of the Company Disclosure Schedule, (B) for Taxes not yet due or payable or being contested in good faith,
         (C) that constitute easements, covenants, rights-of-way and other similar matters of record, (D) that constitute mechanics', carriers', workers' or like liens incurred in the ordinary course of business consistent with past practices, (E) which constitute other imperfections of title or encumbrances which do not individually or in the aggregate materially impair the continued use and operation of the assets to which they relate in the Retained Business as presently conducted or (F) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security, retirement and other similar legislation relating to amounts not yet due or payable.

                  (j) Litigation. Except as disclosed in the Filed SEC Documents and as set forth in Section 4.01(j) of the Company Disclosure Schedule, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to
         (i) have a material adverse effect on the Retained Companies or on the GBC Companies, (ii) impair the ability of the Retained Companies or the GBC

         Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements, nor is there any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i), (ii) or (iii) above.

                  (k) Absence of Changes in Benefit Plans. Except (i) as disclosed in the Filed SEC Documents, (ii) for normal increases in the ordinary course of business consistent with past practice or as required by law or (iii) as contemplated by the Distribution Agreement, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by any of the Retained Companies of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan providing material benefits to any current or former employee, officer or director of, or consultant to, the Company or any of its subsidiaries who, at the Effective Time, will be a Retained Employee. Except as disclosed in the Filed SEC Documents or Section 4.01(k) of the Company Disclosure Schedule, there exist no consulting, employment, severance or termination agreements currently in effect between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries who, at the Effective Time, will be a Retained Employee.

                  (l) ERISA Compliance. (i) Section 4.01(l) of the Company Disclosure Schedule lists each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), each bonus, stock ownership, stock purchase, stock option, stock bonus, restricted stock, deferred compensation plan or arrangement and each other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b),
         (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity") which is currently in effect for the benefit of any current or former employees, officers, directors or independent contractors of (x) any of the Retained Companies or (y) GBC or any of its subsidiaries, in each case except for any plan, arrangement or policy in respect of which all liabilities will be Assumed Liabilities (the "Benefit Plans"). The Company has delivered or made available to Parent true, complete and correct copies of (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement, insurance or group annuity contract and each other funding or financing arrangement relating to any Benefit Plan.

                  (ii) Each Benefit Plan has been administered and operated in compliance with its terms, the terms of each applicable collective bargaining agreement and the applicable provisions of ERISA, the Code and all other applicable laws except where the failure to be in compliance would not have a material adverse effect on the Retained Companies. Neither the Company, any of its subsidiaries nor any Commonly Controlled Entity has any liability related to any Benefit Plan (other than (x) claims for benefits in the ordinary course and (y) claims for contributions in the ordinary course) which would have a material adverse effect on the Retained Companies.

                  (iii) Consummation of the transactions contemplated by the Transaction Agreements will not give rise to any liability (including any withdrawal liability under Title IV of ERISA) with respect to any Benefit Plan under the terms of such Benefit Plan, ERISA, the Code or any other applicable law which would have a material adverse effect on the Retained Companies.

                  (iv) Except as set forth in Section 4.01(l) of the Company Disclosure Schedule or as provided in this Agreement or in the Distribution Agreement, no Retained Employee will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan or under any employment, severance, termination or compensation agreement or as a result of the transactions contemplated by the Transaction Agreements.

                  (v) All Benefit Plans covering foreign employees comply in all material respects with applicable local law, except where the failure to so comply would not have a material adverse effect on the Retained Companies. The Company and its subsidiaries have no unfunded liabilities in any amount with respect to any Benefit Plan covering foreign employees that would have a material adverse effect on the Retained Companies.

                  (vi) As of the Effective Time, (A) the Retained Companies will employ only employees who are Retained Employees and (B) the Retained Companies will not sponsor, or have any liability with respect to, any Benefit Plan or Retained Employee other than as provided in this Agreement, the Distribution Agreement or the Post-Closing Covenants Agreement.

                  (m) Taxes. Except as set forth in Section 4.01(m) of the Company Disclosure Schedule:

                  (i) As used in this Agreement, "Treasury Regula tions" refer to the Treasury Department regulations promulgated under the Code;

                  (ii) No Liens for Taxes exist with respect to any of the assets or properties of any of the Retained Companies, except for statutory Liens for Taxes not yet due or payable or that are being contested in good faith;

                  (iii) All federal, state and local, domestic and foreign, material Tax Returns required to be filed by or on behalf of any of the Retained Companies, or any consolidated, combined, affiliated or unitary group of which any of the Retained Companies is or has ever been a member (together, a "Company Affiliated Group"), have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired;

                  (iv) Each such Tax Return was complete and correct in all material respects;

                  (v) All material Taxes with respect to taxable periods covered by such Tax Returns and all other material Taxes for which any of the Retained Companies is liable (together, the "Relevant Taxes") have been paid in full, or reserves therefor have been established in accordance with GAAP on the balance sheet contained in the Filed SEC Documents;

                  (vi) All U.S. Federal income Tax Returns filed by or on behalf of each Company Affiliated Group have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability has expired, for all taxable periods through and including the period ended on the date on which the Effective Time occurs;

                  (vii) All Relevant Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any Tax Authority have been paid in full;

                  (viii) There is no audit, examination, deficiency, or refund litigation pending with respect to any Relevant Taxes and during the past three years no Tax Authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Relevant Taxes;

                  (ix) None of the Retained Companies is bound by any currently effective private ruling, closing agreement or similar agreement with any Tax Authority relating to a material amount of Taxes;

                  (x) To the best knowledge of the Company, none of the Retained Companies shall be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of

         Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law;

                  (xi) To the best knowledge of the Company, (A) no person has made with respect to any of the Retained Companies, or with respect to any property held by any of the Retained Companies, any consent under
         Section 341 of the Code, (B) no material amount of property of the Retained Companies is "tax exempt property" within the meaning of
         Section 168(h) of the Code, (C) no material amount of assets of the Retained Companies are subject to a lease under Section 7701(h) of the Code, and (D) none of the Retained Companies is a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982;

                  (xii) None of the Retained Companies has been a member for any taxable period ending after 1991 of any affiliated, consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes other than the group of which it is presently a member;

                  (xiii) To the best knowledge of the Company, immediately following the Merger, none of the Retained Companies will have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in another Retained Company under Treasury Regulation
         Section 1.1502-19; and

                  (xiv) The Company is not aware of any action that it has taken which would disqualify the Company Distri bution as a transaction described in Section 355 of the Code and/or as part of a transaction described in Section 368(a)(1)(D) of the Code or disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a)(1)(B) of the Code.

                  (xv) There are no material undisclosed liabili ties in respect of the Benefits Plans that individually or in the aggregate would have a material adverse effect on the GBC Companies.

                  (n) Voting Requirements. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the other Transaction Agreements and the transactions contemplated hereby and thereby.

                  (o) State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the other Transaction Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements (solely, in the case of the Stockholder Agreement, for the purpose of rendering Section 203 of the DGCL inapplicable to the Merger and the other transactions contemplated hereby), and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the other Transaction Agreements or any of the transactions contemplated by this Agreement or the other Transaction Agreements and no provision of the Restated Certificate of Incorporation or Restated By-laws of the Company or certificate of incorporation or by-laws (or comparable organizational documents) of any Retained Subsidiary or any GBC Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Retained Company that may be acquired or controlled by Parent.

                  (p) Labor Matters. Neither the Company nor any of the Retained Subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any Retained Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any Retained Subsidiary to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Retained Companies. No strike or other labor dispute involving the Company or any of the Retained Subsidiaries is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company or its subsidiaries who, as of the Effective Time, will be Retained Employees seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for any such dispute or activity which would not have a material adverse effect on the Retained Companies. Except as set forth in Section 4.01(p) of the Company Disclosure Schedule, neither the Company nor any of the Retained Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization. The Company and the Retained Subsidiaries have complied in all material respects with all laws relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no person has, to the knowledge of the Company, asserted that the Company or any Retained Subsidiary is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the fore going.

                  (q) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by GBC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses may be payable and all indemnification and other agreements related to the engagement of the persons to whom such fees may be payable.

                  (r) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the Company's stockholders in the Merger is fair to such stockholders from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

                  (s) Compliance with Applicable Laws. The Company and its subsidiaries have, and as of the Effective Time each of the Retained Companies will have, in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on the Retained Business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or defaults individually or in the aggregate would not have a material adverse effect on the Retained Companies. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on the Retained Companies or on the GBC Companies or impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements. Nothing in this
         Section 4.01(s) shall relate to compliance with or Permits under Environmental Laws (as defined in Section 4.01(t)), which is the subject of Section 4.01(t).

                  (t) Environmental Matters. (i) Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the pos session of permits and governmental authorizations re quired under applicable Environmental Laws ("Environmental Permits") and compliance with the terms and conditions thereof, in each case with respect to the Retained Business, except where such non-compliance individually or in the aggregate would not result in a material adverse effect on the Retained Companies.

                  (ii) Except as disclosed in the Filed SEC Docu ments or as set forth in Schedule 4.01(t) of the Company Disclosure Schedule, there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, in each case with respect to the Retained Business, that would reasonably be expected to result in a material adverse effect on the Retained Companies.

                  (iii) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, the properties presently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or its subsidiaries (including groundwater under the properties) (the "Properties") do not contain any Hazardous Substance (as defined below) other than as permitted under applicable Environmental Law, do not, and have not, contained any underground storage tanks and have not been used as a disposal site; provided, however, that with respect to Properties formerly owned, leased or operated by the Company or its subsidiaries, such representation is limited to the period prior to the disposition of such Properties by the Company or its subsidiaries;

                  (iv) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, no Hazardous Substance has been disposed of or transported from any of the Properties during the time any such Property was owned, leased or operated by the Company or any of its subsidiaries, other than as permitted under applicable Environmental Law;

                  (v) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, the Company and the Retained Subsidiaries have not become obligated, whether by operation of law or through contractual agreement, to indemnify any other person or otherwise to assume liability for any claim brought pursuant to any Environmental Law;

                  (vi) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, all rights to contractual indemnification for the benefit of the Company or any Retained Subsidiary relating to any Retained Liability resulting from any claim under Environmental Law are freely transferable and enforceable in connection with the Merger; and

                  (vii)  As used in this Agreement:

                           (A) the term "Environmental Claim" means any claim, action, investigation or written notice to the Company or any of its subsidiaries by any per son alleging potential liability (including, with out limitation, potential liability for investi gatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries or penalties) arising out of, based on or result ing from (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circum stances forming the basis of any violation or alleged violation of any applicable Environmental Law;

                           (B)  the term "Environmental Laws" means all
                  federal, state and local, domestic and foreign, laws and regulations, as in effect and as interpreted as of the date of this Agreement, relating to pollution, protection of the environ ment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Sub stances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Sub stances; and

                           (C) the term "Hazardous Substance" means chemicals, pollutants, contaminants, hazardous wastes, toxic substances, polychlorinated biphenyls, radon, asbestos and oil and petroleum products, by-products and fractions.

                  (u) Intellectual Property. As used herein, "Intellectual Property" means domestic and foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, registered copyrights, trademarks, service marks and trade names. Section 4.01(u) of the Company Disclosure Schedule sets forth a list of all material registered Intellectual Property in which the Company or any of its subsidiaries has an interest as of the date hereof and which is used in connection with the Retained Business as currently conducted. Except as set forth in Section 4.01(u) of the Company Disclosure Schedule, the Company and its subsidiaries own or have the right to use, and as of the Effective Time the Retained Companies will own or have the right to use, all material Intellectual Property and material trade secrets, inventions, know-how, formulae, processes, procedures, research records, computer software (other than any licensed third party software), records of inventions, test information, market surveys, marketing know-how and unregistered copyrights ("Technology") used in connection with the Retained Business as currently conducted. The Company and its subsidiaries have used commercially reasonable measures to protect the secrecy, confidentiality and value of any Technology used in connection with the Retained Business. To the Company's knowledge, no Technology used in connection with the Retained Business has been used, divulged or appropriated for the benefit of any person other than the Retained Companies, except where such use, divulgence or appropriation would not individually or in the aggregate have a material adverse effect on the Retained Companies. Except as set forth in Section 4.01(u) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of the Company and its subsidiaries to or in connection with any material Intellectual Property or Technology used in connection with the Retained Business. There are no interferences or other contested inter partes proceedings, either pending or, to the knowledge of the Company, threatened, in any domestic copyright office, patent and trademark office or any other domestic Governmental Entity relating to any pending application with respect to any material Intellectual Property used in connection with the Retained Business that would have a material adverse effect on the Retained Companies. As used in this Section 4.01(u), the term "material", when applied to Intellectual Property or Technology, means that the Intellectual Property or Technology, as the case may be, is used in a significant manner to conduct the Retained Business as it is currently conducted.

                  (v) Contracts. Except for (w) Contracts executed by Parent or one of its subsidiaries on behalf of the Company or a subsidiary of the Company, (x) Contracts the parties to which consist solely of Parent or any of its subsidiaries, on the one hand, and the Company or any of its subsidiaries, on the other hand, (y) the Transaction Agreements or (z) as set forth in Section 4.01(v) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries with respect to the Retained Business is, and none of the Retained Companies will be as of the Effective Time, a party to or bound by any of the following:

                  (i) employment Contract that has an aggregate future liability in excess of $100,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $100,000;

                  (ii) covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement);

                  (iii) Contract with any current or former employee, officer or director of the Company or any of its subsidiaries (other than employment agreements covered by clause (i) above);

                  (iv) lease, sublease or similar agreement with any person (other than any of the Retained Companies) under which any of the Retained Companies is a lessor or sublessor of, or makes available for use to any person (other than the Retained Companies), (A) any property of the Retained Companies or (B) any portion of the premises otherwise occupied by any of the Retained Companies;

                  (v) lease, sublease or similar agreement with any person (other than any of the Retained Companies) under which (A) any of the Retained Companies is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) any of the Retained Companies is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of the Retained Companies, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $50,000;

                  (vi) (A) continuing Contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of Contract or (C) advertising Contract, in any such case which has an aggregate future liability to any person (other than any of the Retained Companies) in excess of $50,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $50,000;

                  (vii) material license, option or other Contract relating in whole or in part to the Intellectual Property set forth in Section 4.01(u) of the Company Disclosure Schedule or other material trademarks or copyrights or computer software used primarily in con nection with the Retained Business as currently conducted (other than licenses for the use of readily available, off-the-shelf software);

                  (viii) Contract under which any of the Retained Companies has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than any of the Retained Companies) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than any of the Retained Companies);

                  (ix) Contract (including so-called take-or-pay or keepwell agreements) under which (A) any person (including any of the Retained Companies) has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of the Retained Companies or the GBC Companies or (B) any of the Retained Companies has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (x) Contract under which any of the Retained Companies has, directly or indirectly, made any loan, advance, extension of credit or capital contribution to, or investment in, any person (other than any of the

         Retained Companies and other than to officers and employees of the Retained Companies for travel, business or relocation expenses in the ordinary course of business);

                  (xi) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any property of any of the Retained Companies;

                  (xii) Contract under which any of the Retained Companies is or may become obligated to indemnify any other person (other than any of the Retained Companies) or otherwise to assume any material liability with respect to liabilities relating to any current or former business of the Company, any of its subsidiaries or any predecessor person;

                  (xiii) programming agreement that has an aggregate future liability that the Retained Companies are obligated to pay in excess of $75,000; or

                  (xiv) other Contract which has an aggregate future liability to any person (other than the Retained Companies) in excess of $75,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $75,000.

         Except as set forth in Section 4.01(v) of the Company Disclosure Schedule and subject to obtaining the consents set forth in
         Section 4.01(d) of the Company Disclosure Schedule, all Contracts listed in Section 4.01(v) of the Company Disclosure Schedule are valid, binding and in full force and effect and are enforceable by the Company or its relevant subsidiary (and, at the Effective Time, will be enforceable by one of the Retained Companies) in accordance with its terms. The Company and its subsidiaries have performed all material obligations required to be performed by them to date under the Contracts listed in the Company Disclosure Schedule and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts listed in the Company Disclosure Schedule is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  (w) Tax Representations. The Company does not have any reason to believe that it or any of its subsidiaries will not be able to give appropriate representations (i) to the Internal Revenue Service necessary to receive the Tax Rulings or (ii) to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and to Cravath, Swaine & Moore, counsel to Parent, if opinions of counsel will be received in lieu of any Merger Ruling pursuant to Section 7.01(g).

                  SECTION 4.02. Representations and Warranties of Parent and Sub. Except as set forth with respect to a specifically identified representation and warranty on the disclosure schedule delivered by Parent to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Each of Parent and Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent and its subsidiaries. Each of Parent and Sub has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of its Restated Articles of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

                  (b) Capital Structure. The authorized capital stock of Parent consists of 1,100,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). At the close of business on January 31, 1997, (i) 607,377,291 shares of Parent Common Stock were issued and outstanding, (ii) 3,600,000 shares of Parent Preferred Stock, all denominated as Series C Conversion

         Preferred Stock, were issued and outstanding, (iii) 3,152,752 shares of Parent Common Stock were held by Parent in its treasury,
         (iv) 88,147,350 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1993 Long Term Incentive Plan, Parent's 1991 Long Term Incentive Plan, Parent's 1984 Long Term Incentive Plan and Parent's Deferred Compensation and Stock Plan for Directors and other stock-based plans and agreements (the "Parent Stock Plans"),
         (v) 36,000,000 shares of Parent Common Stock were reserved for issuance upon conversion of the Series C Conversion Preferred Stock and (vi) 5,000,000 shares of Parent Preferred Stock, all denominated as Series A Participating Preferred Stock (subject to increase and adjustment as set forth in the Rights Agreement (as defined below) and the Certificate of Designations attached as an exhibit thereto) were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Parent Preferred Stock pursuant to the Rights Agreement dated as of December 28, 1995, between Parent and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). Except as set forth above, at the close of business on January 31, 1997, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. At the close of business on January 31, 1997, there were no notes, bonds, debentures or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above or as otherwise contemplated by this Agreement, at the close of business on January 31, 1997, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. At the close of business on January 31, 1997, there were no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                  (c) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute, deliver and perform each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by Parent and Sub of each Transaction Agreement to which it is or will be a party and the consummation by Parent and Sub of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize any Transaction Agreement to which it is or will be a party or for Parent or Sub to consummate the transactions so contemplated (other than, if required by the applicable rules of the NYSE, the affirmative vote of the holders of a majority of the votes cast at the Parent Shareholders Meeting to authorize the issuance of Parent Common Stock in connection with the Merger, provided that the total number of votes cast at the Parent Shareholders Meeting on the proposal represents more than 50% of the outstanding shares of Parent Common Stock entitled to vote generally in an annual election of directors (the "Parent Shareholder Approval")). This Agreement has been duly executed and delivered by Parent and Sub and the Stockholder Agreement has been duly executed and delivered by Parent and, assuming this Agreement and the Stockholder Agreement constitute a valid and binding obligation of the Company or the Principal Stockholders, as applicable, each constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. Each Transaction Agreement (other than this Agreement and the Stockholder Agreement) to which Parent will be a party when executed and delivered will, assuming that such Transaction Agreement will constitute a valid and binding obligation of each Retained Company or GBC Company party thereto, constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. None of the execution, delivery or performance by Parent and Sub of each Transaction Agreement to which either of them is or will be a party or the consummation by Parent and Sub of the transactions contemplated thereby will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other subsidiaries under,
         (i) the Restated Articles of Incorporation or By-laws of Parent, the Certificate of Incorporation or By-laws of Sub or the certificate of incorporation or by-laws (or comparable organizational documents) of such other subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, license, franchise, permit or concession applicable to Parent, Sub or such other subsidiary or their respective properties or assets or
         (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or such other subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent and its subsidiaries, (y) impair in any material respect the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or
         (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements.
         Except for consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the HSR Act and any foreign competition laws, filings under state securities or "blue sky" laws, filings with the NYSE, approvals of and filings with the FCC under the Communications Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and other consents, approvals, orders, authorizations, registrations, declarations, filings and agreements expressly provided for in the Transaction Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution, delivery or performance by Parent and Sub of each Transaction Agreement to which either of them is or will be a party or the consummation by Parent and Sub of the transactions contemplated thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries or impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements).

                  (d) SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the
         SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 4.02(f)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

                  (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Registration Statements will, at the time they become effective under the Securities Act or the Exchange Act, as applicable, at the time of any post-effective amendments or supplements thereto, at the Effective Time and at the time of the Parent Shareholders Meeting, if applicable, in the case of the Parent Form S-4, or at the time of the Company Stockholders Meeting and the Time of Distribution, in the case of the GBC Form 10, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement-Prospectus will, at the date it is first mailed to the Company's stockholders or, if applicable, Parent's shareholders, or at the time of the Company Stockholders Meeting or, if applicable, the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Parent Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and, if the Parent Shareholder Approval is required, the Proxy Statement-Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Parent Form S-4 or the Proxy Statement-Prospectus based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                  (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed Parent SEC Documents"), in connection with the Parent Distribution or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on Parent and its subsidiaries or impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements.

                  (g) Litigation. Except as disclosed in the Filed Parent SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a material adverse effect on Parent and its subsidiaries, (ii) impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or
         (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements, nor is there any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i),
         (ii) or (iii) above.

                  (h) Taxes. (i) All federal, state and local, domestic and foreign, material Tax Returns required to be filed by or on behalf of any of Parent or any of its subsidiaries, or any consolidated, combined, affiliated or unitary group of which any of Parent or any of its subsidiaries is or has ever been a member, have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired;

                  (ii) Each such Tax Return was complete and correct in all material respects;

                  (iii) All material Taxes with respect to taxable periods covered by such Tax Returns and all other material Taxes for which any of Parent or any of its subsidiaries are liable have been paid in full, or reserves therefor have been established in accordance with GAAP on the balance sheet contained in the Parent Filed SEC Documents; and

                   (iv) Parent is not aware of any action that it or any of its subsidiaries has taken which would disqualify the Company Distribution as a transaction described in Section 355 of the Code and/or as part of a transaction described in Section 368(a)(1)(D) of the Code or disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a)(1)(B) of the Code.

                  (i) Voting Requirements. If required by the applicable rules of the NYSE, the Parent Shareholder Approval is the only vote of the holders of any class or series of Parent's capital stock necessary to authorize the issuance of Parent Common Stock in connection with the Merger.

                  (j) Brokers. No broker, investment banker, financial advisor or other person, other than Evercore Partners Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of Parent or Sub.

                  (k) Compliance with Applicable Laws. Parent and its subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or defaults individually or in the aggregate would not have a material adverse effect on Parent and its subsidiaries. Except as disclosed in the Filed Parent SEC Documents, Parent and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Parent and its subsidiaries.

                  (l) Tax Representations. Parent does not have any reason to believe that it or any of its subsidiaries will not be able to give appropriate representations (i) to the Internal Revenue Service necessary to receive the Tax Rulings or (ii) to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and to Cravath, Swaine & Moore, counsel to Parent, if opinions of counsel will be received in lieu of any Merger Ruling pursuant to Section 7.01(g).

                  (m) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

                  (n) Ownership of Company Common Stock. As of the date of this Agreement, none of Parent or any of its subsidiaries own any shares of capital stock of the Company.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on the Retained Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (including, without limitation, not taking any actions out of the ordinary course of business to generate cash, such as delaying payables or accelerating receivables) and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organizations of the Retained Business, use reasonable efforts to keep available the services of the current officers and other key employees of the Retained Business and preserve its relationships with those persons having business dealings with the Retained Business to the end that the goodwill and ongoing businesses of the Retained Business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company agrees as to itself and its subsidiaries that except for the Restructuring and the Company Distribution or as otherwise expressly contemplated by the Transaction Agreements:

                  (i)  Dividends.  The Company and its subsidiaries shall not
         (x) declare, set aside or pay any dividends or other distributions (whether in cash, stock or property) with respect to any of the Company s capital stock, other than regular quarterly cash dividends or (y) split, combine or reclassify any of the Company s capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                  (ii) Issuance of Securities. The Company and its subsidiaries shall not issue, deliver, sell, pledge or otherwise encumber any shares of capital stock of any of the Retained Companies, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than

         (x) the issuance of Company Class A Common Stock upon the exercise of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (y) the issuance of Company Class A Common Stock pursuant to the conversion of Company Class B Common Stock in accordance with the terms of the Company's Restated Certificate of Incorporation, but only if such conversion does not involve a violation of the Stockholder Agreement).

                  (iii) Governing Documents. The Company shall not amend its Restated Certificate of Incorporation or Restated By-laws, nor shall it permit any Retained Subsidiary to amend its certificate of incorporation, by-laws or other comparable organizational documents.

                  (iv) No Acquisitions. The Company and the Retained Subsidiaries shall not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the capital stock or assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, (y) any assets that individually or in the aggregate are material to the Retained Business or (z) any Trust Certificates (as defined in the Stockholder Agreement).

                  (v) No Dispositions. The Company and its subsidiaries shall not sell, lease, license, or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Retained Business, other than in the ordinary course of business consistent with past practice or pursuant to existing contractual obligations set forth in the Company Disclosure Schedule.

                  (vi) Indebtedness. The Company and the Retained Subsidiaries shall not (x) incur any indebtedness except in the case of the Company for indebtedness incurred in the ordinary course of business consistent with past practice which is either repaid or retired prior to the Effective Time or which becomes an Assumed Liability pursuant to the terms of the Distribution Agreement or (y) make any loans, advances, extensions of credit or capital contributions to, or investments in, any other person, other than to officers and employees of the Retained Companies for travel, business or relocation expenses in the ordinary course of business and other than investments in any entity that was a wholly owned Retained Subsidiary before giving effect to such investment.

                  (vii) Capital Expenditures. During the period from the date of this Agreement to the Closing Date, the Company and its subsidiaries will continue to make capital expenditures with respect to the Retained Business in the ordinary course of business (other than with respect to additional NASCAR Thunder retail stores) in an amount of up to $14,599,903 (in accordance with Schedule 5.01(a)(vii) hereto) on an annualized basis (the "Total Expenditure Amount; any portion of the Total Expenditure Amount not spent during the period from January 1, 1997 to the Closing Date is referred to herein as the "Unspent Amount"); provided, however, that the Company and its subsidiaries shall not make or agree to make any capital expenditure or capital expenditures relating to a single project in excess of $100,000 without the prior written consent of Parent. The Company and its subsidiaries shall (A) make all capital expenditures necessary to complete the build-out and opening of the NASCAR Thunder retail store to be located in Cincinnati and (B) make such capital expenditures as Parent requests related to the acquisition of leases for, or the build-out and opening of, other NASCAR Thunder retail stores (such capital expenditures made in connection with this clause (B), the "NASCAR Expenditures"), and in each case such capital expenditures shall not be included in the calculation of the Total Expenditure Amount or of the Unspent Amount.

                  (viii) Tax Matters. With respect to the Retained Companies, the Company and its subsidiaries shall not make any Tax election that would reasonably be expected to have a material adverse effect on the Retained Companies or settle or compromise any material income Tax liability.

                  (ix) Contracts. The Company and its subsidiaries shall not enter into any programming agreements with a term of more than one year to which any Retained Company will be a party or subject. Except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on the Retained Companies, the Company and the Retained Subsidiaries shall not modify, amend or terminate any material Contract to which the Company or any Retained Subsidiary is, or at the Effective Time will be, a party or waive, release or assign any material rights or claims thereunder.

                  (x) Employee Matters. Except as required by law or in the ordinary course of business consistent with past practice, the Company will not, nor will it permit any of its subsidiaries to, (i) increase the compensation of any Retained Employee, (ii) enter into any Contract with any Retained Employee regarding his employment, compensation or benefits, or (iii) adopt any plan, arrangement or policy which would become a Benefit Plan or amend any Benefit Plan to the extent such adoption or amendment would create or increase any material liability or obligation on the part of the Retained Companies that will not either (x) be fully performed or satisfied prior to the Effective Time or (y) be an Assumed Liability pursuant to the Distribution Agreement.

                  (xi) Accounting Policies and Procedures. The Company and the Retained Subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC or as relates only to the GBC Companies.

                  (xii) Company Distribution and Merger. The Company and its subsidiaries shall not take or cause or permit to be taken any action prior to the Effective Time that would disqualify the Company Distribution as a transaction described in Section 355 of the Code or disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a)(1)(B) of the Code. The Company shall use reasonable efforts to do everything reasonably necessary to have the Company Distribution and the Merger qualify as aforesaid.

                  (xiii) Liens. The Company shall not, and shall not permit any of its subsidiaries to, create, incur, suffer to exist or assume any Lien on any Retained Asset, except for Permitted Liens.

                  (xiv) Maintenance of Properties. The Company and the Retained Subsidiaries shall continue to maintain and repair all property material to the operation of the Retained Business in a manner consistent with past practice.

                  (xv) Intercompany Transfers. The Company shall (i) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between any of the Retained Companies, on the one hand, and any of the GBC Companies, on the other hand, except as contemplated by the Distribution Agreement, (ii) from and after the time of execution of any Transaction Agreement, abide and cause the GBC Companies to abide by their respective obligations under such Transaction Agreements and (iii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement; provided that nothing herein shall prohibit transfers of cash between the Retained Companies and the GBC Companies, so long as such transfers are properly recorded on the intercompany accounts of the Retained Companies.

                  (xvi) No Change in Nature of Business. The Company and its subsidiaries shall not make any change in their lines of business as of the date hereof that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of any of the Retained Companies under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

                  (xvii) Authorizations. The Company and its subsidiaries shall not authorize, or commit or agree to take, any of the foregoing actions.

Notwithstanding anything in this Agreement to the contrary, the Company shall cause the Closing Working Capital (as defined in the Post-Closing Covenants Agreement) of the Retained Business to be positive as of the Effective Time.

                  (b) Actions by Parent. During the period from the date of this Agreement to the Effective Time, Parent and its subsidiaries shall not take or cause or permit to be taken any action that would disqualify the Company Distribution as a transaction described in Section 355 of the Code or disqualify the Merger as a "reorganization" within the meaning of
Section 368(a)(1)(B) of the Code. Parent shall use reasonable efforts to do everything reasonably necessary to have the Company Distribution and the Merger qualify as aforesaid.

                  (c) Other Acquisitions. During the period from the date of this Agreement to the Effective Time, Parent and its subsidiaries shall not make any material acquisitions except as previously discussed with the Company.

                  (d) Certain Services. During the period from the date of this Agreement to the Effective Time, Parent shall continue to provide advertising sales services and billing, collection and cash management services to the Company and its subsidiaries that it is currently providing consistent with past practice.

                  (e) Other Actions. During the period from the date of this Agreement to the Effective Time, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VII not being satisfied.

                  (f) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event (x) having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on, in the case of Parent, Parent and its subsidiaries and, in the case of the Company, the Retained Companies or the GBC Companies, (y) having, or which, insofar as can reasonably be foreseen, would have, the effect set forth in clause (i) above, or (z) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any employee, officer or director of or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or give any approval of the type referred to in Section 4.01(o) with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that nothing contained in the preceding portion of this sentence shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any employee, officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of the Company or any of its subsidiaries or a substantial portion of the assets of the Company and its subsidiaries taken as a whole, other than the transactions contemplated by this Agreement.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger or
(y) approve or recommend, or propose to approve or recommend, any takeover proposal.

                  (c) The Company promptly shall advise Parent orally and in writing of any request for information or of any takeover proposal or any inquiry with respect to or which would reasonably be expected to lead to any takeover proposal, the identity of the person making any such request, takeover proposal or inquiry and all the terms and conditions thereof. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.


                                   ARTICLE VI

                             Additional Agreements

                  SECTION 6.01. Preparation of the Registration Statements and the Proxy Statement-Prospectus; Company Stockholders Meeting; Parent Shareholders Meeting. (a) As soon as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement-Prospectus, the Company shall prepare and file with the SEC the GBC Form 10 and Parent shall prepare and file with the SEC the Parent Form S-4, in which the Proxy Statement-Prospectus will be included as a prospectus (in each case including the respective financial statements and pro forma financial statements of the parties required to be set forth therein). Each of Parent and the Company shall use all reasonable efforts to have the Registration Statements declared effective under the Securities Act or the Exchange Act, as applicable, as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Proxy Statement-Prospectus to be mailed to the Company's stockholders as promptly as practicable after it has been cleared by the SEC. If the Parent Shareholder Approval is required by the applicable rules of the NYSE, Parent will use all reasonable efforts to cause the Proxy Statement-Prospectus to be mailed to Parent's shareholders as promptly as practicable after it has been cleared by the SEC. Each of Parent and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of New GBC Common Stock in connection with the Company Distribution, in the case of the Company, and the issuance of Parent Common Stock in connection with the Merger, in the case of Parent. The Company shall furnish all information concerning the Company, its subsidiaries and the holders of the Company Common Stock and Parent shall furnish all information concerning Parent and its subsidiaries, in each case as may be reasonably requested in connection with any such action.

                  (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby.

                  (c) If the Parent Shareholder Approval is required by the applicable rules of the NYSE, Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval. If so required, Parent will, through its Board of Directors, recommend to its shareholders the authorization of the issuance of Parent Common Stock in connection with the Merger.

                  SECTION 6.02. Letters of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent letters of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which each Registration Statement shall become effective and a letter of Arthur Andersen LLP dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements.

                  SECTION 6.03. Letters of Parent's Accountants. Parent shall use all reasonable efforts to cause to be delivered to the Company letters of KPMG Peat Marwick LLP and Price Waterhouse LLP, Parent's independent public accountants for the relevant periods prior to the date hereof, dated a date within two business days before the date on which each Registration Statement shall become effective and letters of KPMG Peat Marwick LLP and Price Waterhouse LLP dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements.

                  SECTION 6.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement (as defined below) and upon reasonable notice, the Company shall, and shall cause each of its subsidiaries to,
(i) afford to Parent, its subsidiaries and their employees, officers, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of its properties, books, Contracts, personnel and records relating to the Retained Companies, the Retained Business, the Retained Assets or the Retained Liabilities and (ii) furnish promptly to Parent all other information concerning the business, properties and personnel of the Company and its subsidiaries as Parent may reasonably request; provided, however, that such access shall not unreasonably interfere with the normal operations of the Company and its subsidiaries. During such period, each of Parent and the Company shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party a copy of each report, schedule, registration statement and other document required to be filed by it during such period pursuant to the requirements of U.S. Federal or state securities laws. Each of Parent and the

Company will hold, and will cause its respective employees, officers, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated as of January 8, 1997, between Parent and the Company (the "Confidentiality Agreement").

                  SECTION 6.05. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, Parent, Sub and the Company each agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and prior to the consummation of the Parent Distribution, the Restructuring, the Company Distribution and the Merger and the other transactions contemplated by the Transaction Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all steps as may be necessary to obtain an approval, waiver, order or authorization from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary waivers, consents, approvals, orders or authorizations from third parties,
(iii) the defending of any suit, action or proceeding, whether judicial or administrative, challenging any Transaction Agreement or the consummation of any of the transactions contemplated by any Transaction Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Agreements.

                  (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any of the Transaction Agreements or any of the transactions contemplated thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the Transaction Agreements or any of the transactions contemplated thereby, take all action necessary to ensure that the transactions contemplated by the Transaction Agreements may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the Transaction Agreements.

                  SECTION 6.06. Stock Options. Each Employee Stock Option that is held by any Retained Employee, that is out standing immediately prior to the Effective Time and that is not required to be assumed by GBC in accordance with Article VII of the Distribution Agreement, whether or not then vested or exercisable, shall, effective as of the Effective Time, be assumed by Parent and become and represent an option to acquire the number of shares of Parent Common Stock (a "Substitute Option"), rounded up to the nearest whole share, determined in a manner that will preserve the spread between the option exercise price and the fair market value of the Company Class A Common Stock subject to such option and the ratio of the spread to the exercise price of such option as provided in Section 425 of the Code and the regulations promulgated thereunder; provided, however, that in the case of any Employee Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. After the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Employee Stock Option immediately prior to the Effective Time. Parent, in its sole discretion, shall determine whether such Substitute Options shall be issued under an existing or newly established plan of Parent, the Company or any of their respective subsidiaries.


                  SECTION 6.07. Fees and Expenses. Except as provided elsewhere herein and in the Tax Disaffiliation Agreement, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by the party incurring such fees, costs or expenses, except that each of Parent and the Company shall bear and pay one-half of (i) the fees, costs and expenses incurred in connection with filing, printing and mailing the Registration Statements and the Proxy

Statement-Prospectus and (ii) all filing fees incurred under the HSR Act.

                  SECTION 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by the Transaction Agreements, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Agreements shall be in the form heretofore agreed to by the parties.

                  SECTION 6.09. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement in the form of Annex E hereto. The Company shall not register, and shall instruct its transfer agent not to register, the transfer of any certificate representing Company Common Stock held by a Principal Stockholder, unless such transfer is made in compliance with the terms of the Stockholder Agreement.

                  SECTION 6.10. NYSE Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 6.11. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by the Transaction Agreements; provided, however, that no such settlement involving a remedy other than money damages that will be an Assumed

Liability shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

                  SECTION 6.12. Cooperation with Respect to Internal Revenue Service Rulings and Tax Opinions of Counsel. As soon as practicable after the date hereof, Parent and the Company shall submit to the Internal Revenue Service a request (the "Ruling Request") for the Tax Rulings.

                  The initial Ruling Request and any supplements or materials submitted to the Internal Revenue Service relating thereto (each, an "IRS Submission") shall be prepared by the Company, shall be true and correct in all material respects, and all material facts relating to the requested rulings shall be disclosed to the Internal Revenue Service. The Company shall provide Parent with a reasonable opportunity to review and comment on each IRS Submission prior to the filing of such IRS Submission with the Internal Revenue Service, and no IRS Submission shall be filed with the Internal Revenue Service unless (a) the Company and Parent shall have agreed as to the contents of such IRS Submission prior to such filing as it relates to the Merger and (b) Parent shall have consented to the contents of such IRS Submission as it relates to the Restructuring and/or the Company Distribution, which consent will not be unreasonably withheld or delayed. The Company shall promptly provide Parent with copies of each IRS Submission as filed with the Internal Revenue Service. Neither the Company nor the Company's representatives shall conduct any communications with the Internal Revenue Service concerning such Ruling Request, including meetings or conferences with Internal Revenue Service personnel, whether telephonically or in person or otherwise, without first notifying Parent or Parent's representatives and giving Parent (or Parent's representatives) an opportunity to participate. Parent, Sub and the Company each agrees to use reasonable best efforts to obtain the Tax Rulings and, if any opinions of counsel are to be obtained in lieu of one or more Merger Rulings pursuant to the provisions of Section 7.01(g), to obtain any such opinions.

                  SECTION 6.13. Indebtedness. The Company agrees that immediately prior to the Effective Time, after giving effect to the Restructuring and the other transactions contemplated by the Transaction Agreements, there will not be outstanding any indebtedness in respect of which any of the Retained Companies is obligated.

                  SECTION 6.14. Distribution Agreement. Notwith standing anything herein to the contrary, prior to the execution of the Distribution Agreement, the Company may, with reasonable prior notice to Parent, make such changes to Article IV of the Distribution Agreement as it deems neces sary or appropriate, provided that such changes do not in any respect adversely affect Parent, any of its subsidiaries, any of the Retained Companies or the Retained Business, or the ability of any of the parties to any of the Transaction Agreements to consummate any of the transactions contemplated thereby. Except as set forth in the immediately preceding sentence, none of the Transaction Agreements will be amended in any manner without Parent's prior consent.

                  SECTION 6.15. Employee Matters. (a) As of the Effective Time, the Retained Employees shall participate in the applicable employee benefit plans or programs of CBS, Inc. on the same basis as similarly situated employees of CBS, Inc.

                  (b) Parent will, or will cause the Retained Companies to, continue to employ, with comparable compensation, as of the Effective Time, all of the Retained Employees, including all such Retained Employees covered by any collective bargaining agreement. Nothing herein is intended to confer upon any Retained Employee any right to continued employment or any guaranteed level of compensation by Parent or the Retained Companies following the Effective Time. Any Retained Employee whose employment is involuntarily terminated within a period of 90 days following the Effective Time shall be entitled to severance from Parent or the Company on a basis no less favorable than the severance that would have been provided to such individual under the applicable severance policy or program of the Company in effect on the date of this Agreement had such Retained Employee been terminated while covered by such policy or program. Parent will, or will cause the Company to, give Retained Employees full credit for purposes of eligibility and vesting (and for purposes of calculating any severance, vacation, holiday and sick day entitlements) under any employee benefit plans or arrangements maintained by Parent, the Company or any subsidiary of Parent or the

Company to the same extent recognized by the Company immediately prior to the Effective Time.

                  (c) Parent agrees to honor, or cause the Company to honor, the terms of the Company's annual incentive bonus program as in effect as of the date hereof so that, upon completion of the calendar year in which the Effective Time occurs, each Retained Employee who would have been entitled to a bonus thereunder had the transactions contemplated under this Agreement and the Distribution Agreement not been consummated shall receive an annual incentive bonus in an amount not less than the annual bonus such Retained Employee would have received had such transactions not been consummated (prorated to the extent that the employment of any such Retained Employee is involuntarily terminated by the Company prior to December 31 of the calendar year in which the Effective Time shall occur). The Company agrees to continue to make accruals for such bonuses in accordance with past practice and that such accruals will be included in the Closing Balance Sheet (as defined in the Post-Closing Covenants Agreement).

                  (d) During the period from the date of this Agreement through the Closing Date, Parent and the Company will use their reasonable efforts to agree upon those Retained Employees who also perform financial, human resources and purchasing services for the GBC Companies to whom the GBC Companies may offer employment without violating the restrictions contained in
Section 3.04(a) of the Post-Closing Covenants Agreement.


                                                                     ARTICLE VII

                                                            Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Approvals. The Company Stockholder Approval and, if required by the applicable rules of the NYSE, the Parent Shareholder Approval shall have been obtained.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  (d) Registration Statements. The Registration Statements shall have become effective under the Securities Act or the Exchange Act, as applicable, no stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Pre-Merger Transactions. The transactions contemplated by Article III, including, without limitation, the Restructuring, the Company Distribution and the execution and delivery of the Transaction Agreements not executed on the date hereof, shall have been consummated in accordance with the terms of this Agreement and the Distribution Agreement (which includes additional conditions to such consummation).

                  (g) Tax Rulings. The Internal Revenue Service shall have issued and not revoked the Tax Rulings, reasonably satisfactory in form and substance to Parent and the Company. In the event that the Internal Revenue Service shall have issued all of the Tax Rulings except for one or more of the Merger Rulings, then, in lieu of each such Merger Ruling, the con ditions of this Section 7.01(g) shall be satisfied if, as to the Company, the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and, as to Parent, if Parent shall have received an opinion of Cravath, Swaine & Moore, counsel to Parent, in each case to the same effect as each such Merger Ruling, reasonably satisfactory in form and substance to the Company or Parent, as the case may be, and dated as of the Closing Date.


                  (h) Alternative Transaction. If the Alternative Transaction (as defined in Section 9.01) is to be consummated, the Parent Distribution shall have been consummated not less than 75 days prior to the Closing Date.

                  (i) No Adverse Tax Development. There shall not be outstanding as of the Closing Date any Adverse Tax Development.

                  For purposes of this Section 7.01(i), an "Adverse Tax Development" shall mean (x) the enactment of any legislation, the passage of any bill by either House of Congress or the introduction of a bill by any Member of Congress; (y) that has not been withdrawn or modified so as not to be an Adverse Tax Development; and (z) with respect to which either Parent or the Company provides the other with an opinion of Cravath, Swaine & Moore, in the case of Parent, or Skadden, Arps, Slate, Meagher & Flom LLP, in the case of the Company, to the effect that such legislation, as enacted, has, or if such bill were enacted into law with the effective date and transition rules contained therein, such bill would have, the effect of amending the Code so as to cause the Company Distribution to be taxable for U.S. Federal income tax purposes to, and result in a material increase in the U.S. Federal income tax liability of, the Company or its stockholders; provided, however, that if the Adverse Tax Development does not by its terms apply to contracts that are binding on the date of this Agreement (or on a later date), and if under the terms of such bill or legislation constituting an Adverse Tax Development contracts are considered binding despite conditions or contractual provisions that are referred to in such bill or legislation as "customary" or "normal" or other language to the same effect ("Customary Conditions"), then such opinion shall be required to reach its conclusion on the assumption that all conditions to the parties' obligations to effect the Merger (including but not limited to this Section 7.01(i)) and all provisions of the Transaction Agreements are Customary Conditions.

                  SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver (by Parent) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. Each of the Company and its subsidiaries shall have performed in all material respects all obligations required to be performed by it under the Transaction Agreements at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) Letters from Company Affiliates. Parent shall have received from each person identified in the letter referred to in
         Section 6.09 an executed copy of an agreement in the form of Annex E hereto.

                  (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding
         (i) challenging the acquisition by Parent of any shares of capital stock of any of the Retained Companies, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Transaction Agreements or seeking to obtain from the Company or Parent or any of their respective subsidiaries any damages that are material in relation to the Retained Companies taken as a whole or Parent and its subsidiaries taken as a whole,
         (ii) seeking to prohibit or limit the ownership or operation by the Retained Companies or by Parent or any of its subsidiaries of any material portion of the Retained Business or of the business or assets of Parent and its subsidiaries, taken as a whole, as applicable, or to compel the Retained Companies or Parent or any of its subsidiaries to dispose of or hold separate any material portion of the Retained Business or of the business or assets of Parent and its subsidiaries, taken as a whole, as applicable, as a result of the transactions contemplated by the Transaction Agreements, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of any of the Retained Companies or the Surviving Corporation, (iv) seeking to prohibit Parent and its subsidiaries from effectively controlling in any material respect the Retained Business, or (v) which otherwise would reasonably be expected to have a material adverse effect on the Retained Companies or on Parent and its subsidiaries (excluding for this purpose the Retained Companies). In addition, there shall not be any judgment, order, decree, statute, law, ordinance, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through (iv) above.

                  (e) Company Distribution. The conditions to the obligations of the Company to consummate the Company Distribution set forth in
         Article VIII of the Distribution Agreement shall have been satisfied (without giving effect to any waiver of any such condition not approved by Parent).

                  (f) FCC and Other Governmental and Regulatory Consents. All consents, approvals, orders and authorizations of, and all registrations, declarations or filings with, any Governmental Entity (including, without limitation, approvals of and filings with the FCC relating to the transfer of licenses) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Agreements shall have been obtained or made, except where the failure to obtain or make the same individually or in the aggregate would not be reasonably likely to have a material adverse effect on the Retained Companies or on Parent and its subsidiaries.

                  (g) Noncompetition Agreements. Each of Edward L. Gaylord and Edward K. Gaylord shall have entered into noncompetition agreements with Parent with substantially the terms applicable to GBC set forth in Section 3.04 of the Post-Closing Covenants Agreement and such agreements shall be in full force and effect.

                  (h) No Material Adverse Change. Except as disclosed in the Filed SEC Documents, Section 4.01(h) of the Company Disclosure Schedule or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed SEC Documents, there shall not have been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the Retained Companies or on the GBC Companies or would impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements.

                  SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver (by the Company) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under the Transaction Agreements at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (c) FCC and Other Governmental and Regulatory Consents. All consents, approvals, orders and authorizations of, and all registrations, declarations or filings with, any Governmental Entity (including, without limitation, approvals of and filings with the FCC relating to the transfer of licenses) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Agreements shall have been obtained or made, except where the failure to obtain or make the same individually or in the aggregate would not be reasonably likely to have a material adverse effect on the GBC Companies.

                  (d) No Material Adverse Change. Except as disclosed in the Filed Parent SEC Documents, in connection with the Parent Distribution or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there shall not have been any event, change or development which individually or in the aggregate has had or would reasonable be expected to have a material adverse effect on Parent and its subsidiaries or impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Shareholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;
                  or

                  (b) by either Parent or the Company:

                           (i) if, upon a vote at a duly held Company
                  Stockholders Meeting or any adjournment thereof at which the Company Stockholder Approval shall have been voted upon, the Company Stockholder Approval shall not have been obtained;

                           (ii) if, upon a vote at a duly held Parent
                  Shareholders Meeting or any adjournment thereof at which the Parent Shareholder Approval shall have been voted upon, the Parent Shareholder Approval shall not have been obtained;

                           (iii) if the Merger shall not have been consummated
                  on or before February 9, 1998, unless the failure to consummate the Merger is the result of a wilful and material breach of any Transaction Agreement by the party seeking to terminate this Agreement or any of its subsidiaries, and, in the case of a termination by the Company, unless the failure to consummate the Merger is the result of a wilful and material breach of the Stockholder Agreement by any Principal Stockholder; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 calendar days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling, injunction or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Company Stockholders Meeting or, if the Parent Shareholder Approval is required by the applicable rules of the NYSE, the Parent Shareholders Meeting;

                           (iv) if any Governmental Entity shall have issued an
                  order, decree, ruling or injunction or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling, injunction or other action shall have become final and nonappealable; or

                           (v) in the event of a breach by the other party or
                  any of its subsidiaries of any representation, warranty, covenant or other agreement contained in the Transaction Agreements which (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) or
                  Section 7.03(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in the Transaction Agreements);

                  (c) by the Company in the event that the product of the Per Share Merger Consideration determined in accordance with
         Section 2.01(c) multiplied by the Outstanding Number would be greater than the Maximum Number of Shares but for the proviso to the first sentence of Section 2.01(c), by written notice to Parent (the "Company Termination Intent Notice") at least two days prior to the Closing Date that the Company is unwilling to accept the Per Share Merger Consideration calculated in accordance with Section 2.01(c); provided, however, that no right of termination shall arise under this
         Section 8.01(c) if Parent shall have given written notice to the Company, at any time within 24 hours of its receipt of the Company Termination Intent Notice, that Parent elects to increase the Per Share Merger Consideration to the Per Share Merger Consideration calculated in accordance with Section 2.01(c) without giving effect to the proviso to the first sentence thereof, in which case the Per Share Merger Consideration shall be so calculated; or

                  (d) by the Company in the event that (i) the Merger is to be consummated after the consummation of the Parent Distribution in accordance with Section 9.01, and (ii) the product of the Per Share Merger Consideration determined in accordance with Section 9.02 multiplied by the Outstanding Number would be greater than the Maximum Number of Alternative Shares (as defined in Section 9.02) but for the proviso thereto, by written notice to Parent (the "Alternative Termination Intent Notice") at least two days prior to the Closing Date that the Company is unwilling to accept the Per Share Merger Consideration calculated in accordance with Section 9.02; provided, however, that no right of termination shall arise under this Section 8.01(d) if Parent shall have given written notice to the Company, at any time within 24 hours of its receipt of the Alternative Termination Intent Notice, that Parent elects to increase the Per Share Merger Consideration to the Per Share Merger Consideration calculated in accordance with Section 9.02 without giving effect to the proviso thereto, in which case the Per Share Merger Consideration shall be so calculated.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to the Transaction Agreements (or any of its directors or officers) shall have any liability or further obligation to any other party, except as set forth in Sections 4.01(q), 4.02(j) and 6.07, the last sentence of Section 6.04, this Section 8.02 and Article X, all of which shall survive such termination, and except that nothing herein shall relieve any party from liability for any material and wilful breach of any of its representations, warranties, covenants or agreements set forth in any of the Transaction Agreements.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Shareholder Approval subject, if required by the Stockholder Agreement, to the prior approval of the Principal Stockholders; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. The parties agree to attempt to obtain the Company Stockholder Approval in such a manner that in the event that the Merger is to be consummated after the consummation of the Parent

Distribution in accordance with Section 9.01 no further approval of the Company s stockholders would be required. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in the Transaction Agreements or in any document delivered pursuant to the Transaction Agreements or (c) subject to the proviso to the first sentence of Section 8.03, waive compliance by the other parties with any of the agreements or conditions contained in the Transaction Agreements. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Transaction Agreements to assert any of its rights under the Transaction Agreements or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or, except in the case of the Company or Sub with respect to any amendment to this Agreement, the duly authorized designee of its Board of Directors.


                                   ARTICLE IX

                                                         Alternative Transaction

                  SECTION 9.01. Circumstances. Notwithstanding any provision of this Agreement to the contrary, in the event that (i) the Internal Revenue Service fails to issue all of the Tax Rulings in form and substance reasonably satisfactory to Parent and the Company and a representative of the Internal Revenue Service has indicated that, or Parent and the Company reasonably believe that, all of the Tax Rulings (without regard to the Merger Rulings as to which the provisions of Section 7.01(g) shall apply) could be obtained if the Merger was delayed until after the consummation of the Parent Distribution, or (ii) Parent, in its sole discretion, determines to consummate the Parent Distribution prior to the consummation of the transactions contemplated by this Agreement, then (and only then) (x) the Merger shall not be consummated until after the consummation of the Parent Distribution and (y) Parent and the Company shall attempt to obtain the Tax Rulings based on the Merger being consummated after the Parent Distribution (the "Alternative Transaction").

                  SECTION 9.02.  Alternative Per Share Merger Consideration.
In the event that, as a result of the circumstances described in Section 9.01, the Merger is to be consummated after the consummation of the Parent Distribution, then, for all purposes of this Agreement, "Per Share Merger Consideration" shall mean that number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (i) the quotient of
(x) $1,550,000,000 divided by (y) the Outstanding Number, divided by (ii) the Market Price of Parent Common Stock on the date on which the Effective Time shall occur; provided, however, that in the event that the product of the Per Share Merger Consideration multiplied by the Outstanding Number would exceed 88,000,000 (the "Maximum Number of Alternative Shares), then the Per Share Merger Consideration shall mean the highest number (after taking into account the rounding provision of this sentence) that would not result in the product of such number multiplied by the Outstanding Number exceeding 88,000,000.


                                   ARTICLE X

                               General Provisions

                  SECTION 10.01. Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that the representations and warranties of the Company contained herein shall survive the Effective Time until 11:59 p.m. (New York City time) on the second anniversary of the Effective Time; provided, further, that the representations and warranties of the Company set forth in
Section 4.01(m) shall not survive the Effective Time.

This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (a) if to Parent or Sub, to

                           Westinghouse Electric Corporation
                           11 Stanwix Street
                           Pittsburgh, PA 15222-1384

                           Telecopy No.:  (412) 642-5224

                           Attention:  Louis J. Briskman, Esq.

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019
                           Telecopy No.: (212) 474-3700

                           Attention:  Peter S. Wilson, Esq.; and

                       (b) if to the Company, to

                           Gaylord Entertainment Company
                           One Gaylord Drive
                           Nashville, TN 37214

                           Telecopy No.:  (615) 316-6060

                           Attention:  Frank M. Wentworth, Esq.

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom (Delaware) One Rodney Square Wilmington, Delaware 19801

                           Telecopy No.: (302) 651-3001

                           Attention:  Richard L. Easton, Esq.

                  SECTION 10.03.  Definitions.  For purposes of this Agreement:

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "indebtedness" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person,
         (ii) all obligations of such person evidenced by notes, bonds, debentures or similar instruments, including warrants or rights to acquire such instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (v) all capitalized lease obligations of such person, (vi) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed,
         (vii) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof),
         (viii) all letters of credit issued for the account of such person and
         (ix) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

                  (c) "material adverse effect" means, when used in connection with an entity or a group of entities, any change, effect, event or occurrence that is materially adverse to the business, properties, assets, financial condition, results of operations or prospects of such entity or group, taken as a whole, other than any change, effect, event or occurrence relating to the United States economy in general, to United States stock market conditions in general or to the entity's or group's industry or industries in general, and not specifically relating to such entity or group or their respective subsidiaries;

                  (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (e) a "subsidiary" means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries, or by such person and one or more of its subsidiaries;

                  (f) a "significant subsidiary" of any person means any subsidiary of such person that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                  (g) "Taxes", "Tax Return" and "Tax Authority" have the meanings assigned thereto in the Tax Disaffiliation Agreement;

                  (h) "Tax Rulings" mean the rulings contained in the private letter ruling issued by the Internal Revenue Service in response to the Ruling Request substantially to the effect that, for U.S. Federal income tax purposes, (i) the Company Distribution will be a transaction described in Section 355(a) of the

         Code and the transfer of assets and liabilities to GBC immediately preceding the Company Distribution will be a transaction described in
         Section 351 or 368(a)(1)(D) of the Code; (ii) the distribution by GBC of all the capital stock of NEI to the Company will be a transaction described in Section 355(a) of the Code and the transfer of assets and liabilities to NEI immediately preceding such distribution will be a transaction described in Section 351 or 368(a)(1)(D) of the Code;
         (iii) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and (iv) each of the mergers of Opryland USA, Inc., WSM, Incorporated and Word Entertainment, Inc. with their respective parent corporations (A) will be treated as a reorganization within the meaning of Section 368(a) of the Code or a liquidation within the meaning of Section 332 of the Code, taking into account the transactions described in clause (ii) of this definition, or (B) will not fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or a liquidation within the meaning of
         Section 332 of the Code by reason of the transactions described in clause (ii) of this definition;

                  (i)  "Merger Rulings" shall mean the rulings described in
                  Section 10.03(h)(ii) and (iv);

                  (j) "Retained Assets" means the assets of the Company and its subsidiaries after giving effect to the transactions contemplated by Article IV of the Distribution Agreement; and

                  (k) "Retained Liabilities" has the meaning assigned thereto in the Distribution Agreement

                  SECTION 10.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                  SECTION 10.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 10.06. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements (including the documents and instruments referred to herein, the Annexes hereto, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) except as set forth in the other Transaction Agreements, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 10.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 10.09. Disclosure Schedules. Matters reflected on the Company Disclosure Schedule and the Parent Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

                  SECTION 10.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  SECTION 10.11. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any U.S. Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any U.S. Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a U.S. Federal court sitting in the State of Delaware or a Delaware state court. The provisions of this Section 10.11 shall not apply to any of the other Transaction Agreements unless the terms of such Transaction Agreements expressly state that such provisions shall apply.


                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                           WESTINGHOUSE ELECTRIC CORPORATION,

                                               by     FREDERIC G. REYNOLDS
                                                  ---------------------------
                                               Name:  Frederic G. Reynolds
                                               Title: Executive Vice
                                                      President,Chief
                                                      Financial Officer


                                           G ACQUISITION CORP.,

                                               by     LOUIS J. BRISKMAN
                                                  ---------------------------
                                               Name:  Louis J. Briskman
                                               Title: Vice President,
                                                      Secretary


                                           GAYLORD ENTERTAINMENT COMPANY,

                                               by     TERRY E. LONDON
                                                  ---------------------------
                                               Name:  Terry E. London
                                               Title: Senior Vice President,
                                                      Chief Financial &
                                                      Administrative Officer

                                                                      ANNEX A TO
                                                            THE MERGER AGREEMENT



     AGREEMENT AND PLAN OF DISTRIBUTION, dated as of __________, 199_ (this "Distribution Agreement"), between GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), and GAYLORD BROADCASTING COMPANY, a Delaware corporation and a direct wholly owned subsidiary of the Company ("GBC").

   WHEREAS the Company, Westinghouse Electric Corporation, a Pennsylvania corporation ("Parent"), and G Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger, dated as of February 9, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation;

   WHEREAS the Board of Directors of the Company has approved this Distribution Agreement, which is being entered into prior to the Effective Time (as defined in Section 1.03 of the Merger Agreement), subject to the issuance of the Tax Rulings (as defined in Section 10.03 of the Merger Agreement), pursuant to and subject to the terms of which the Restructuring and the Company Distribution (as such terms are hereinafter defined) will be consummated;

   WHEREAS after the Restructuring and the GBC Recapitalization (as hereinafter defined) and on the day immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII of this Distribution Agreement, the Company will distribute (the "Company Distribution") to each holder of record of shares of Class A Common Stock, $.01 par value, of the Company ("Company Class A Common Stock") and Class B Common Stock, $.01 par value, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, "Company Common Stock") a number of shares of Common Stock, $.01 par value, of GBC ("New GBC Common Stock") equal to one-third of the number of shares of Company Common Stock held by such holder;

   WHEREAS the purpose of the Restructuring and the Company Distribution is to make possible the Merger by divesting the Company of all businesses and operations (other than the Retained Business (as hereinafter defined)) conducted by the Company and its Subsidiaries which Parent is unwilling to acquire. This Distribution Agreement sets forth or provides for certain agreements among the Company and GBC in consideration of the separation of their ownership; and

   WHEREAS it is the intention of the parties to this Distribution Agreement that (a) the Company Distribution shall qualify as a transaction described in
Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and shall be immediately preceded by a transfer of assets and related liabilities that qualifies as a transaction described in Section 351 or 368(a)(1)(D) of the Code, (b) the GBC Recapitalization and certain other transactions that are part of the Restructuring shall be tax-free transactions under the Code and (c) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code.

   NOW, THEREFORE in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   1.1 Definitions. As used in this Distribution Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement):

   "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, however, that for the purposes of this Distribution Agreement and the Post- Closing Covenants Agreement, from and after the Time of Distribution, none of the Retained Companies or the GBC Companies shall be deemed to be an Affiliate of any GBC Company or Retained Company, respectively.

   "Ancillary Agreements" shall mean the documents listed in clauses (a)-(i) of
Section 5.1 hereof.

   "Assumed Liabilities" shall have the meaning set forth in Section 4.2 hereof.

   "Business Stationery" shall have the meaning set forth in Section 5.2 hereof.

   "Change in Control" shall have the meaning set forth in the Listed
Agreements.

   "Closing Balance Sheet" shall have the meaning set forth in Section 3.05 of the Post-Closing Covenants Agreement.

   "Closing Date" shall have the meaning set forth in Section 1.02 of the Merger Agreement.

   "CMT" shall have the meaning set forth in Section 4.1(c)(i) hereof.

   "CMT Asset Transfer" shall have the meaning set forth in Section 4.1(c)(ii) hereof.

   "CMT International Assets" shall have the meaning set forth in Section 4.1(c)(ii) hereof.

   "CMTV" shall mean the Country Music Television cable television network.

   "Code" shall have the meaning set forth in the Recitals.

   "Company" shall have the meaning set forth in the Preamble.

   "Company Class A Common Stock" shall have the meaning set forth in the Recitals.

   "Company Class B Common Stock" shall have the meaning set forth in the Recitals.

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
   "Company Common Stock" shall have the meaning set forth in the Recitals.

   "Company Disclosure Schedule" shall have the meaning set forth in Section
4.01 of the Merger Agreement.

   "Company Distribution" shall have the meaning set forth in the Recitals.

   "Company Stock Plans" shall mean the GEC Amended and Restated 1993 Stock Option and Incentive Plan and the GEC Amended and Restated 1991 Stock Option and Incentive Plan.

   "Company VEBA" shall mean the Gaylord Entertainment Company VEBA.

   "Contracts" shall have the meaning set forth in Section 4.01(d) of the Merger Agreement.

   "DGCL" shall mean the General Corporation Law of the State of Delaware.

   "Distribution Agreement" shall have the meaning set forth in the Preamble.

   "Effective Time" shall have the meaning set forth in Section 1.03 of the Merger Agreement.

   "Entertainment Business" shall mean all of the businesses conducted at or at any time prior to the Effective Time by the Company or any of its Subsidiaries, excluding the Retained Business.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "GBC" shall have the meaning set forth in the Preamble.

   "GBC Companies" shall mean GBC and its Subsidiaries (determined after giving effect to the transactions contemplated by Article IV of this Distribution Agreement).





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
   "GBC Employees" shall mean all current and former employees of the Company and its Subsidiaries other than the Retained Employees.

   "GBC Old Class B Common Stock" shall have the meaning set forth in Section
2.1 hereof.

   "GBC Old Common Stock" shall have the meaning set forth in Section 2.1 hereof.

   "GBC Pension Plan" shall have the meaning set forth in Section 7.3(a) hereof.

   "GBC Recapitalization" shall have the meaning set forth in Section 2.2 hereof.

   "GBC Savings Plan" shall have the meaning set forth in Section 7.3(b) hereof.

   "GBC Welfare Plans" shall have the meaning set forth in Section 7.3(c) hereof.

   "Information" of a party shall mean any and all information that such party or any of its Representatives furnish or have furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving party or any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to the Retained Companies and the Retained Business in the possession of any GBC Company at the Time of Distribution shall be deemed to have been furnished by the Retained Companies and all information relating to the GBC Companies and the Entertainment Business in the possession of any Retained Company at the Time of Distribution shall be deemed to have been furnished by the GBC Companies; provided, further, however, that the term "Information" does not include information that:

   (a) is or becomes generally available to the public through no wrongful act of the receiving party or its Representatives;

   (b) is or becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its Representatives, provided that such source is not known by the receiving party to be subject to a confidentiality agreement with the providing party; or

   (c) has been independently acquired or developed by the receiving party without violation of any of the obligations of the receiving party or its Representatives under this Distribution Agreement.

   "Intercompany Receivable" shall have the meaning set forth in Section 4.1(j) hereof.

   "IRS" shall mean the United States Internal Revenue Service.

   "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

   "Listed Agreements" shall have the meaning set forth in Section 7.6 hereof.

   "Merger" shall have the meaning set forth in the Recitals to the Merger Agreement.

   "Merger Agreement" shall have the meaning set forth in the Recitals.

   "Person" shall have the meaning set forth in Section 10.03 of the Merger Agreement.

   "NEI" shall have the meaning set forth in Section 4.1(d) hereof.

   "New CMT" shall have the meaning set forth in Section 4.1(c)(ii) hereof.

   "New GBC Common Stock" shall have the meaning set forth in the Recitals.

   "Nonqualified Plans" shall have the meaning set forth in Section 7.3(e) hereof.

   "NYSE" shall mean The New York Stock Exchange, Inc.

   "OKC" shall have the meaning set forth in Section 4.1(h)(ii)(A) hereof.

   "Opryland USA" shall have the meaning set forth in Section 4.1(a) hereof.

   "O&W" shall have the meaning set forth in Section 4.1(c)(i) hereof.

   "Parent" shall have the meaning set forth in the Recitals.

   "Post-Closing Covenants Agreement" shall have the meaning set forth in
Section 3.01 of the Merger Agreement.

   "Record Date" shall mean the date designated by or pursuant to the authorization of the Board of Directors of the Company for closing of the stock transfer books of the Company for the purpose of determining the stockholders of the Company entitled to participate in the Company Distribution.

   "Replacement Welfare Plans" shall have the meaning set forth in Section 7.2(c) hereof.

   "Representatives" of a party shall mean such party's affiliates, directors, officers, stockholders, partners, employees, agents or other representatives (including attorneys, accountants and financial advisors).

   "Restructuring" shall have the meaning set forth in Section 4.1 hereof.

   "Retained Business" shall mean the Company's businesses included in its cable networks segment excluding certain businesses as described in Annex D to the Merger Agreement.

   "Retained Business Balance Sheet" shall have the meaning set forth in
Section 4.01(g) of the Merger Agreement.

   "Retained Companies" shall have the meaning set forth in Section 4.01 of the Merger Agreement.

   "Retained Employees" shall mean those Persons who are employees of the Retained Companies or the GBC Companies whose names are listed on SCHEDULE 1.1 attached hereto other than those who continue to be employed after the Effective Time by one of the GBC Companies as contemplated by Section 6.15(d) of the Merger Agreement.

   "Retained Liabilities" shall have the meaning set forth in Section 4.2 hereof.

   "SEC" shall mean the United States Securities and Exchange Commission.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Sub" shall have the meaning set forth in the Recitals.

   "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

   "SUDCOMP Plan" shall have the meaning set forth in Section 7.2(e) hereof.

   "Tax Disaffiliation Agreement" shall have the meaning set forth in Section
3.1 hereof.

   "Taxes" shall have the meaning set forth in Section 1.35 of the Tax Disaffiliation Agreement.

   "Time of Distribution" shall mean the time as of which the Company Distribution is effective.

   "TNN" shall mean the TNN cable television network.

   "Transfer Agent" shall mean SunTrust Bank, Atlanta, the transfer agent for the Company Common Stock.

   "WSM" shall have the meaning set forth in Section 4.1(e)(i) hereof.

                                   ARTICLE II

                            RECAPITALIZATION OF GBC;
                       MECHANICS OF COMPANY DISTRIBUTION

   2.1 Capitalization of GBC. The authorized capital stock of GBC currently consists of (a) 10,000 shares of common stock, $100.00 par value ("GBC Old Common Stock"), of which 1,000 shares are issued and outstanding and owned beneficially and of record by the Company, and (b) 10,000 shares of class B common stock, $.01 par value ("GBC Old Class B Common Stock"), of which no shares are issued and outstanding.

   2.2 Recapitalization of GBC. Immediately prior to the Time of Distribution, the Company shall cause GBC to amend its Certificate of Incorporation to (a) create the New GBC Common Stock, (b) increase the authorized number of shares of common stock of GBC and convert the shares of GBC Old Common Stock into that number of shares of New GBC Common Stock equal to one-third the number of shares of Company Common Stock outstanding immediately prior to the Record Date for the Company Distribution (the "GBC Recapitalization"), and (c) authorize 100 million shares of preferred stock, par value $.01 per share.

   2.3 Mechanics of Company Distribution. The Company Distribution shall be effected by the distri-bution to each holder of record of shares of Company Common Stock, as of the Record Date, of certificates representing the number of shares of New GBC Common Stock equal to one-third the number of shares of Company Common Stock held by such holder; provided, however, that no fractional shares of New GBC Common Stock shall be issued or delivered. In the event there are holders of Company Common Stock holding of record on the Record Date a number of shares of Company Common Stock not evenly divisible by three, the Transfer Agent shall distribute certificates representing shares of New GBC Common Stock to such holders on the basis of the next number of shares of Company Common Stock held below the actual number of shares held which is evenly divisible by three. The Transfer Agent shall aggregate all shares of New GBC Common Stock that would be distributable but for the proviso to the first sentence of this Section 2.3, shall sell such shares in the public market as soon as practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata among the holders of record of Company Common Stock holding such numbers of shares of Company Common Stock not evenly divisible by three.

   2.4 Timing of the Company Distribution. The Board of Directors of the Company shall formally declare the Company Distribution and shall authorize the Company to effect the Company Distribution at the close of business on the Closing Date, which shall be the day immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII of this Distribution Agreement, by delivery of certificates representing shares of New GBC Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Company Distribution shall be deemed to be effective upon notification by the Company to the Transfer Agent that the Company Distribution has been declared and that the Transfer Agent is authorized to proceed with the distribution of shares of New GBC Common Stock.

                                  ARTICLE III

                                  TAX MATTERS

   3.1 Tax Disaffiliation Agreement. Prior to the Time of Distribution GBC, the Company and Parent shall enter into an agreement relating to past and future

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
tax sharing and certain issues associated therewith in the form attached to the Merger Agreement as Annex B (the "Tax Disaffiliation Agreement").

   3.2 Tax Matters. Notwithstanding anything to the contrary in this Distribution Agreement, Liabilities of the parties for Taxes are subject to the terms of the Tax Disaffiliation Agreement. All obligations of GBC under the Tax Disaffiliation Agreement shall be treated as Assumed Liabilities and not as Retained Liabilities under this Distribution Agreement and all obligations of the Company under the Tax Disaffiliation Agreement shall be treated as Retained Liabilities and not as Assumed Liabilities under this Distribution Agreement.


                                   ARTICLE IV

                     RESTRUCTURING AND ASSUMED LIABILITIES

   4.1 Restructuring. Immediately prior to the Time of Distribution, the Company and GBC shall cause the following transactions to occur in the order set forth below (the "Restructuring"), which transactions are intended to separate the Entertainment Business from the Retained Business:

     (a) GBC shall cause its wholly owned Subsidiary, Opryland USA, Inc., a Delaware corporation ("Opryland USA"), to contribute its entire limited partner interest in OLH, L.P. to the capital of a Subsidiary of Opryland USA.

     (b)  GBC shall cause Opryland USA to be merged upstream with and into GBC;

     (c)  GBC shall:

       (i) contribute to the capital of O&W Corporation ("O&W"), a Tennessee corporation, the loans payable to GBC, as successor to Opryland USA, by each of O&W, Country Music Television Inc., a Tennessee corporation ("CMT"), and Outdoor Entertainment, Inc., a Tennessee corporation;

(ii) cause CMT to transfer all assets listed on SCHEDULE 4.1(C)(II) attached hereto





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
  which comprise the assets used in the business of CMT outside of the United States and Canada (other than the trademarks and other intellectual property used by CMT outside of the United States and Canada) (the "CMT International Assets"), together with all Liabilities associated therewith (other than the loans payable to Parent or any of its Subsidiaries) which are currently held in the European, Latin American and Asian divisions of CMT, to a newly formed wholly owned direct Subsidiary corporation of CMT ("New CMT") in exchange for all of the issued and outstanding capital stock of New CMT (the "CMT Asset Transfer");

       (iii) cause CMT to distribute, immediately after the CMT Asset Transfer, all of the issued and outstanding capital stock of New CMT to O&W, the holder of all of the issued and outstanding capital stock of CMT; and

       (iv) cause O&W to distribute all of the issued and outstanding capital stock of New CMT to GBC, as successor to Opryland USA, the holder of 67% of the capital stock of O&W, in redemption of a portion of the O&W capital stock held by GBC equal to the fair market value of the then outstanding capital stock of New CMT.

   (d) GBC, as successor to Opryland USA, shall contribute, or shall cause to be contributed, as a capital contribution to Network Enterprises, Inc., a Tennessee corporation and a wholly owned direct Subsidiary of GBC ("NEI"), the following assets:

       (i) all of the issued and outstanding shares of capital stock of O&W held by GBC, as successor to Opryland USA;

       (ii) all of the issued and outstanding capital stock of Peppercorn Productions, Inc., a Tennessee corporation and a wholly owned, direct Subsidiary of GBC, as successor to Opryland USA;

       (iii) all of the issued and outstanding shares of capital stock of NV International, Inc., a Georgia corporation, directly held by GBC, as successor to Opryland USA;

       (iv) all of GBC's contractual rights and obligations under the Distribution Agreement, dated as of January 1, 1989, as amended, among GBC, as successor to Opryland USA, and Parent, as successor to Westinghouse Broadcasting Company, Inc., Group W Television, Inc. and Group W Satellite Communications;

       (v) all of GBC's contractual rights and obligations under the programming contracts for programs (x) produced for and originally aired on TNN and/or CMTV or (y) licensed from a third party for exhibition on TNN and/or CMTV;

       (vi) all of GBC's right, title and interest in and to the program inventory in its inventory tape library that was produced for and originally aired on TNN and/or CMTV;

       (vii) all of GBC's custodial rights and obligations with respect to the program inventory in its inventory tape library that was originally aired on TNN and is held by GBC as custodian; and

       (viii) all of GBC's right, title and interest in and to the assets (and related Liabilities) reflected on the Retained Business Balance Sheet under the column "GBCI" excluding those assets (and related Liabilities) disposed of in the ordinary cause of business since the date of the Retained Business Balance Sheet and including all assets (and related Liabilities) acquired since the date of the Retained Business Balance Sheet which would have been reflected under the column "GBCI" if the Retained Business Balance Sheet were prepared on the date that such assets were contributed to NEI.

     (e)  GBC shall:

       (i) cause its wholly owned direct Subsidiary WSM, Incorporated, a Tennessee corporation ("WSM"), to contribute its 1% membership interest in Word Entertainment Direct, LLC, a Tennessee limited liability company, to the capital of a Subsidiary of WSM;





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       (ii)  cause WSM to contribute its 50% general partner interest in Fan
  Fair, a Tennessee general partnership, to the capital of a Subsidiary of WSM;

       (iii)  cause WSM to be merged upstream with and into GBC;

       (iv)  cause its wholly owned, then  direct Subsidiary Word
  Entertainment, Inc., a Delaware corporation, to be merged upstream with and into GBC; and

       (v) contribute, as a capital contribution to NEI, all of GBC's and its Subsidiaries' right, title and interest in and to (i) the trademarks and other owned and registered intellectual property relating primarily to the Retained Business, as set forth on SCHEDULE 4.1(E)(V) attached hereto and
  (ii) all unregistered intellectual property used solely by the Retained Business, except that listed on SCHEDULE 4.1(E)(V-1) attached hereto.

     (f) GBC shall cause NEI to contribute each of the following assets to the capital of one or more newly formed Subsidiaries of NEI:

       (i) all of NEI's general partner interest (51%) in WHS Entertainment Ventures, a Tennessee general partnership;

       (ii) all of NEI's right, title and interest in and to the Wildhorse Saloon in Nashville, Tennessee; and

       (iii) all of NEI's right, title and interest in and to all real property and improvements thereto owned by NEI, including, without limitation, the TNN headquarters building, the Greenland building, the Gaslight building, improvements to the Grand Ole Opry House, the Scenic Shop, the antenna farm and the broadcast service facilities field shop.

     (g) GBC shall cause NEI to transfer the following assets to one or more of GBC and its Subsidiaries:





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
       (i) all of NEI's capital stock of the Subsidiaries to which NEI contributed assets pursuant to Section 4.1(f) hereof;

       (ii) all of the capital stock of WHS Licensing GP Corporation, a Tennessee corporation held by NEI (51%);

       (iii) all of NEI's limited partner interest (50.49%) in WHS Licensing Limited Partnership, a Tennessee limited partnership; and

       (iv) all of NEI's right, title and interest in and to the assets set forth on SCHEDULE 4.1(G)(IV) attached hereto.

     (h) the Company shall contribute, as a capital contribution to GBC, either (i) its aggregate interest in a minor league baseball franchise, including, without limitation, the following assets or, alternatively, (ii) all assets received from The Oklahoma Publishing Company, a Delaware corporation, in exchange for the following assets:

       (A) all of the capital stock of Oklahoma City Athletic Club, Inc., an Oklahoma corporation ("OKC"), held by the Company (50%);

       (B) all of the Company's limited partner interest (24.5%) in OKC Athletic Club, LP, an Oklahoma limited partnership; and

       (C) all of the Company's limited partner interest (24.5%) in OKC Concession Services Limited Partnership, an Oklahoma limited partnership.

Immediately thereafter, GBC shall contribute such assets to the capital of a Subsidiary of GBC.

     (i) the Company shall contribute, as a capital contribution to GBC, or shall cause one of its Subsidiaries to transfer to GBC, the following assets:

       (i) all of the Company's or any of its Subsidiaries right, title and interest in and to Z Music, Inc. and the assets thereof, including the





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
  option to acquire 95% of Z Music, Inc. and other related rights;

       (ii) all of the Company's right, title and interest in and to the assets purchased pursuant to the Asset Purchase Agreement, dated as of November 21, 1996, by and among Thomas Nelson, Inc., Word, Incorporated, Word Direct Partners, L.P. and the Company or alternatively, all of the right, title and interest in and to such assets held by any Subsidiary of the Company;

       (iii) all of the Company's right, title and interest in and to all of the assets and Liabilities and rights and obligations under any Contracts of the Company except those assets, Liabilities and contractual rights and obligations set forth on SCHEDULE 4.1(I)(III) attached hereto; and

       (iv) all of the Company's and its Subsidiaries' right, title and interest in and to (i) all trademarks and other owned and registered intellectual property relating primarily to the Entertainment Business and
  (ii) all unregistered intellectual property other than such intellectual property used solely by the Retained Business.

     (j) the Company shall contribute, as a capital contribution, to GBC the then outstanding balance of its intercompany account receivable which relates to the Entertainment Business (the "Intercompany Receivable"). Thereafter, GBC may contribute all or a portion of the Intercompany Receivable to those of its Subsidiaries that incurred the debt to which a portion of the Intercompany Receivable relates.

     (k) GBC shall cancel the then outstanding balance of the intercompany account receivable owed by the Company to GBC.

     (l) GBC shall assume all then outstanding third-party bank debt and senior notes of the Company.

     (m) GBC shall distribute all of the issued and outstanding capital stock of NEI to the Company.





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
   4.2 Other Assumed Liabilities. The parties further agree that, except as otherwise specifically set forth in this Distribution Agreement, the Merger Agreement, the Post-Closing Covenants Agreement or the Tax Disaffiliation Agreement, at or prior to the Time of Distribution, GBC shall, or shall cause the appropriate GBC Subsidiary to, unconditionally assume and undertake to pay, satisfy and discharge when due in accordance with their terms all Liabilities (whether arising before or after the Time of Distribution) of the Company and its Subsidiaries other than the Retained Liabilities (collectively, the "Assumed Liabilities"), and the Company shall retain, or shall, or shall cause the appropriate Retained Company to assume, and undertake to pay, satisfy and discharge when due in accordance with their terms all Liabilities (whether arising before or after the Time of Distribution (including, without limitation, all Liabilities to be reflected on the Closing Balance Sheet)) of the Company and its Subsidiaries to the extent arising out of the Retained Business (the "Retained Liabilities").

   4.3 OPUBCO Liabilities. The Company shall have a right of subrogation to GBC's right (as successor to the Company upon consummation of the Restructuring) to indemnification pursuant to the Distribution Agreement dated as of October 30, 1991 between the Company and The Oklahoma Publishing Company and relating, inter alia, to Liabilities arising out of or related to sites listed on the National Priorities List under the Comprehensive Environment Response, Compensation, and Liability Act, including the Hardage/Criner site, the Mosley Road site and the Double Eagle Refining site.

                                   ARTICLE V

                                OTHER AGREEMENTS

   5.1 Ancillary Agreements. Prior to the Time of Distribution, the Company, or another of the Retained Companies, and GBC, or another of the GBC Companies, shall enter into (a) one or more mutually satisfactory five-year agreements relating to the lease by the GBC Companies to the Retained Companies subsequent to the Time of Distribution of certain real property described on ANNEX A attached hereto, with substantially the terms set forth thereon, (b) a mutually satisfactory five-year





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
agreement relating to certain productions and promotional activities of the Grand Ole Opry Live and the Wildhorse Saloon subsequent to the Time of Distribution, with substantially the terms set forth on ANNEX B attached hereto, (c) a mutually satisfactory five-year agreement relating to certain promotional advertising services consisting of the exhibition of the GBC Companies' promotional advertising on TNN and CMTV subsequent to the Time of Distribution, with substantially the terms set forth on ANNEX C attached hereto, (d) a mutually satisfactory five-year agreement relating to certain operational, distribution, marketing, sales, programming and administrative services to be provided to New CMT by the Company subsequent to the Time of Distribution, with substantially the terms set forth on ANNEX D attached hereto, (e) a mutually satisfactory five-year agreement relating to the use by the GBC Companies subsequent to the Time of Distribution of the GI-R transponder number 6 for Z Music distribution, with substantially the terms set forth on ANNEX E attached hereto, (f) a mutually satisfactory perpetual, exclusive (including with respect to the Company), royalty-free license agreement relating to the use by GBC of the CMT name outside of the United States and Canada and all related trademarks owned by the Company with substantially the terms set forth on ANNEX F attached hereto, (g) a mutually satisfactory one-year license agreement relating to the use by the Company of the Opryland Duplicating Services with mandolin design mark and other license agreements as deemed necessary after the Time of Distribution, with substantially the terms set forth on ANNEX G attached hereto, (h) a mutually satisfactory perpetual license agreement relating to the use by the Company of certain software owned by GBC, with substantially the terms set forth on ANNEX H attached hereto and (i) one or more mutually satisfactory five-year transition services agreements relating to the services set forth on ANNEXES I AND J with substantially the terms set forth thereon. Each of the Company and GBC agree that the annual fair market values of the rights and benefits to be received pursuant to the Annexes and provisions referred to in this Section 5.1 by the Retained Companies, on the one hand, and the GBC Companies, on the other hand, are intended to be equal.

   5.2 Use of "Gaylord" and "Opryland" Names. From and after the Effective Time, GBC shall have all rights in and use of the name "Gaylord" and all deriva-tives thereof and, except as contemplated by Annex H to this Agreement, the name "Opryland" and all derivatives thereof. As a result, after completion of the Restructuring, the Company shall take or cause to be taken all action necessary to (a) change, immediately prior to the Time of Distribution, the name of any of the Retained Companies (other than the Company) to eliminate therefrom the names "Gaylord" and "Opryland" and all respective derivatives thereof and (b) promptly deliver to GBC all stationery, business cards, brochures and other documents (collectively, "Business Stationery"), including, without limitation, invoices and purchase orders, bearing the name "Gaylord" and all derivatives thereof and, except as contemplated by Annex H to this Distribution Agreement, the name "Opryland" and all derivatives thereof; provided, however, that the Company shall not be required to deliver to GBC any Business Stationery that also contains the name of any of the Retained Businesses or any derivative thereof, until three (3) months following the Effective Time. Within three (3) months following the Effective Time, the Company shall cause to be removed from display from all of its facilities all demountable displays which contain the names "Gaylord" or "Opryland" and all respective derivatives thereof or any corporate symbol related thereto and shall cause the removal of all signs displaying such name and all derivatives thereof.

   5.3 Books and Records. Prior to or as promptly as practicable after completion of the Restructuring, the Company shall deliver to GBC all corporate books and records of the GBC Companies in the possession of the Retained Companies and the relevant portions (or copies thereof) of all corporate books and records of the Retained Companies relating directly and primarily to the GBC Companies, the Entertainment Business or the Assumed Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the completion of the Restructuring, all such books, records and copies shall be the property of GBC. The Company may retain copies of all such corporate books and records. Prior to or as promptly as practicable after the completion of the Restructuring, GBC shall deliver to the Company all corporate books and records of the Retained Compa-nies in the possession of any of the GBC Companies and relevant portions (or copies thereof) of all corporate books and records of the GBC Companies relating directly and primarily to the Retained Companies, the Retained Business or the Retained Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the completion of the Restructuring, all such books, records and copies shall be the property of the Company. GBC may retain copies of all such corporate books and records.

   5.4 Access. From and after the Time of Distribution, each of the Company and GBC shall afford to the other and to the other's Representatives reasonable access and duplicating rights (at the requesting party's expense), during normal business hours and upon reasonable advance notice, to all information within the possession or control of any of the Retained Companies or any of the GBC Companies, as the case may be, to the extent relating to the business, assets or Liabilities of the other as they existed prior to the completion of the Restructuring or to the extent relating to or arising in connection with the relationship between any of the Retained Companies or the GBC Companies, as the case may be, prior to the Restructuring insofar as such access is reasonably required for a reasonable purpose. Without limiting the foregoing, information may be requested under this Section 5.4 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

   5.5 Retention of Records. Except as provided in any of the Transaction Agreements, if any information relating to the businesses, assets or Liabilities of a Retained Company or a GBC Company is retained by a GBC Company or Retained Company, respectively, each of the Company and GBC shall, and shall cause the other Retained Companies and GBC Companies, respectively, to, retain all such information in the Retained Companies' or GBC Companies' possession or under its control until such information is at least ten years old except that if, prior to the expiration of such period, any Retained Company or GBC Company wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information, (a) the Company or GBC, on behalf of the Retained Company or the GBC Company that is proposing to dispose of or destroy any such information, shall provide no less than 45 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other party, the Company or GBC, as applicable, promptly shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting party.

   5.6  Confidentiality.

     (a) Each party hereto shall keep, and shall cause its Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 5.6 and not to disclose such Information to any other Person. Without the prior written consent of the other party, each party and its Representatives shall not disclose the other party's Information to any Person or entity except as may be required by law or judicial process and in accordance with this Section 5.6.

     (b) In the event that either party or any of its Representatives receives a request or is required by law or judicial process to disclose to a court or other tribunal all or any part of the other party's Information, the receiving party or its Representatives shall promptly notify the other party of the request in writing, and consult with and assist the other party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information or facts which, in the written opinion of the receiving party's outside counsel, is legally required to be disclosed, and will exercise its respective reasonable best efforts to assure that confidential treatment will be accorded such Information or facts by the Persons or entities receiving the same. The providing party will be given an opportunity to review the Information or facts prior to disclosure.

   5.7 Listing on NYSE. GBC shall use its reasonable best efforts to list the shares of New GBC Common

Stock to be issued pursuant to the Company Distribution on the NYSE, subject to official notice of issuance, or to have such shares designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc.

   5.8 Further Assurances. The parties agree that if, after the Time of Distribution, either party holds assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall, at its expense, promptly assign and transfer or cause to be assigned and transferred such assets to the other party, and the parties agree that the transferring party will hold such assets as trustee of the transferee party and all income and risk of loss of the transferred assets to the Time of Distribution shall be for the account of the intended owner. Each of the parties hereto, at its own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

   5.9 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure (a) that the Restructuring and the assumption of the Retained Liabilities ( to the extent necessary) and the Assumed Liabilities are consummated in accordance with the terms hereof, (b) the retention by the Company of the Retained Business, including, without limitation, allocating rights and obligations under Contracts, if any, of the Retained Companies or the GBC Companies that relate to the Retained Business, and (c) the retention by GBC of the Entertainment Business, including, without limitation, allocating rights and obligations under Contracts, if any, of the GBC Companies or the Retained Companies that relate to the Entertainment Business.

                                   ARTICLE VI

                                    RELEASES

   6.1 Mutual Release. Effective as of the Time of Distribution and except as otherwise specifically set forth in the Transaction Agreements, each of the Company, on the one hand, and GBC, on the other hand, releases and forever discharges the other and its affiliates, and its and their directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and Liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Distribution Agreement, the Merger Agreement or the Tax Disaffiliation Agreement or the transactions contemplated hereby or thereby and shall not affect either party's right to enforce this Distribution Agreement or any other agreement contemplated hereby or thereby in accordance with its terms. Each party understands and agrees that, except as otherwise specifically provided herein or in the Merger Agreement or the Tax Disaffiliation Agreement, neither the other party nor any of its Subsidiaries is, in this Distribution Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, business or Liabilities transferred or assumed as contemplated hereby or thereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Distribution Agreement, the Merger Agreement or the Tax Disaffiliation Agreement.

                                  ARTICLE VII

                                EMPLOYEE MATTERS

   7.1 Employees. Effective as of the Time of Distribution, (a) Retained Employees shall remain or become employees of the Retained Companies in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as the Company shall determine in its sole discretion) and (b) GBC Employees shall remain or become employees of the GBC Companies in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as GBC shall determine in its sole discretion). Nothing contained in this Section 7.1 shall confer on any Retained Employee or any GBC Employee any right to continued employment after the Time of Distribu-tion, and such employees shall continue to be employed "at-will".

   7.2 Other Liabilities and Obligations. Effective as of the Time of Distribution, GBC shall assume and be solely responsible for (i) all liabilities and obligations related to the GBC Employees and (ii) except as specifically provided in this Article VII and except to the extent otherwise provided in this Distribution Agreement, the Merger Agreement or the Post Closing Covenants Agreement, all liabilities and obligations related to the Retained Employees that were incurred on or before the Time of Distribution. Effective as of the Time of Distribu- tion, the Company shall assume and be solely responsible for (i) all liabilities and obligations related to the Retained Employees incurred after the Time of Distribution, (ii) all holiday, vacation and sick day benefits of the Retained Employees accrued as of the Time of Distribution to the extent reflected on the Closing Balance Sheet and (iii) all other liabilities, including without limitation for worker's compensation and medical benefits, to the extent reflected as a Current Liability on the Closing Balance Sheet (as those terms are defined in the Post-Closing Covenants Agreement). For purposes of this Section 7.2, a liability is "incurred" on either the date the event giving rise to the liability occurs or, if the liability is related to more than one event, the date the first event to which the liability relates occurs. Notwithstanding the foregoing, (i) GBC shall assume all liabilities and obligations related to Retained Employees who also perform services for the GBC Companies with respect to whom GBC continues to employ in accordance with Section 6.15(d) of the Merger Agreement and (ii) the Company shall have no obligation or liability (including severance liability) thereto. Notwithstanding the foregoing, deferred directors' fees shall be the sole responsibility of GBC.

   7.3 Employee Benefits. Without limiting the generality of Section 7.2 above:

     (a) Effective as of the Time of Distribution, GBC shall assume sponsorship of the Retirement Plan for Employees of GBC and Affiliated and Adopting Corporations (the "GBC Pension Plan") and the trust related thereto. As of the Time of Distribution, Retained Employees shall cease to participate in the GBC

Pension Plan and shall be fully vested in their benefits accrued thereunder as of the Time of Distribution, and the accrued benefits of Retained Employees shall be maintained under the GBC Pension Plan until distributed in accordance with the terms of the GBC Pension Plan.

     (b) Effective as of the Time of Distribution, GBC shall assume sponsorship of the GEC 401(k) Savings Plan (the "GBC Savings Plan") and the trust related thereto. As of the Time of Distribution, Retained Employees shall cease to participate in the GBC Saving Plan, and shall be fully vested in their account balances thereunder as of the Time of Distribution, and the account balances of Retained Employees shall be maintained under the GBC Savings Plan until distributed in accordance with the terms of the GBC Savings Plan.

     (c) Effective as of the Time of Distribution, GBC shall assume sponsorship of the employee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by the Company immediately prior to the Time of Distribution ("GBC Welfare Plans"). As of the Time of Distribution, Retained Employees shall cease to participate in the GBC Welfare Plans and, unless allowed to participate in Parent (or any of its Subsidiaries) welfare plans, shall commence to participate in welfare benefit plans of the Company (the "Replacement Welfare Plans"). The Company will, or shall use its best efforts to cause Parent (or any of its Subsidiaries) to, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Retained Employees under the Replacement Welfare Plans, other than limitations or waiting periods that were in effect with respect to such employees under the GBC Welfare Plans and that have not been satisfied as of the Time of Distribution, and (ii) provide each Retained Employee with credit for any co-payments and deductibles paid prior to the Time of Distribution in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans. Effective as of the Time of Distribution, GBC shall assume sponsorship of the Company VEBA.

     (d) Effective as of the Time of Distribution, with respect to those collective bargaining agreements to which any of the Retained Companies or the GBC Companies is a party and which cover GBC Employees, GBC shall assume liabilities and obligations of the Retained Companies and the GBC Companies thereunder, to the extent that such liabilities and obligations relate to GBC Employees and the Entertainment Business.

     (e) Effective as of the Time of Distribution, GBC will assume sponsorship of the Company's Opryland USA, Inc. Supplemental Deferred Compensation Plan ("SUDCOMP Plan"), NLT Supplemental Executive Retirement Plan, GEC Benefit Restoration Plan and the GEC Supplemental Executive Retirement Plan (collectively, the "Nonqualified Plans"). As of the time of Distribution, Retained Employees shall cease to participate in the Nonqualified Plans and shall be fully vested in their benefits accrued thereunder or account balances thereunder, as applicable, as of the Time of Distribution.

   7.4 Preservation of Rights to Amend or Terminate Plans. Except as otherwise provided in the Merger Agreement or this Distribution Agreement, no provision of this Distribution Agreement shall be construed as a limitation on the right of the Company or GBC to amend or terminate any employee benefit plan, policy, or other perquisite of employment (hereinafter, "Employee Benefit") which right the Company or GBC would otherwise have under the terms of such Employee Benefit, and no provision of this Distribution Agreement shall be construed to create a right in any employee or beneficiary of such Employee Benefit that such employee or beneficiary would not otherwise have under the terms of the plan or policy governing the Employee Benefit itself.

   7.5 Reimbursement; Indemnification. GBC and the Company acknowledge that the Company, on the one hand, and GBC, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance, or other similar premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Distribution Agreement, the responsibility of the other party. Accordingly, the Company and GBC agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses. All liabilities retained, assumed or indemnified by GBC pursuant to this Article VII shall in each case be deemed to be Assumed Liabilities, and all liabilities retained, assumed or indemnified by the Company pursuant to this
Article VII shall in each case be deemed to be Retained Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in
Article VI hereof.

   7.6 Employment, Consulting and Severance Agreements. Effective as of the Time of Distribution, GBC shall assume all liabilities and obligations attributable to GBC Employees under their respective employment, consulting and severance agreements with the Retained Companies or the GBC Companies, as the same are in effect immediately prior to the Time of Distribution subject to the rights of GBC to alter such agreements including, without limitation, the rights described in Sections 7.1 and 7.4 hereof except as otherwise provided in the Merger Agreement or this Distribution Agreement. Effective as of the Time of Distribution, the Company shall retain all liabilities and obligations attributable to Retained Employees under their respective employment, consulting and severance agreements with the Retained Companies or the GBC Companies to the extent disclosed in Annex L attached hereto ("Listed Agreements"), as the same are in effect immediately prior to the Time of Distribution subject to the rights of the Company to alter such agreements including, without limitation, the rights described in Sections 7.1 and 7.4 hereof except as otherwise provided in the Merger Agreement or this Distribution Agreement. The Company and GBC agree that the transactions contemplated by this Distribution Agreement shall not constitute severance of employment of any Retained Employee or any GBC Employee.

   7.7 Equity Awards. Prior to the Time of Distribution, the Company shall amend the Company Stock Plans, make adjustments and take actions (and GBC shall take such actions as are reasonably required to implement the same) with respect to the options, restricted stock and performance shares which are outstanding immediately prior to the Time of Distribution to provide that (i) effective immediately prior to the Time of Distribution all restrictions with respect to restricted stock shall lapse and all performance criteria with respect to performance shares shall be deemed satisfied as though the "Company Performance Target" achieved was 100% pursuant to Exhibit A of the restricted stock agreement evidencing the award of such performance shares, (ii) any such op-tions to acquire Company Common Stock which are held by GBC Employees shall become fully vested and exercisable and will be converted into and represent options to acquire shares of New GBC Common Stock, under an equity incentive plan to be established by GBC, with such other amendments and adjustments as are reasonable and appropriate, and (iii) the terms and/or number of such options to acquire Company Common Stock which are held by Retained Employees will be adjusted in accordance with the Merger Agreement.

   7.8 Certain Amendments. Prior to the Time of Distribution, the Company shall amend the Listed Agreements and take actions (and GBC shall take such actions as are reasonably required to implement the same) to provide that "Change in Control" (as such term is used in such Listed Agreements) shall include the Company Distribution.

   7.9 Actions By GBC. Any action required to be taken under this Article VII may be taken by any member of the GBC Companies.

                                  ARTICLE VIII

                                   CONDITIONS

   The obligations of the Company and GBC to consummate the Company Distribution shall be subject to the fulfillment of each of the following conditions:

   8.1 GBC Recapitalization. The GBC Recapitalization shall have been consummated in accordance with Section 2.2 hereof in all material respects.

   8.2 Tax Disaffiliation Agreement. The Tax Disaffiliation Agreement in the form of attached to the Merger Agreement as Annex B, shall have been executed and delivered by each of the Company, GBC and Parent.

   8.3 Certain Transactions. The Restructuring shall have been consummated in accordance with Article IV in all material respects.

   8.4 Conditions to Merger Satisfied. Each condition to the closing of the Merger set forth in Article VII of the Merger Agreement, other than (i) the condition to each party's obligations set forth in Section 7.01(f) thereof as to the consummation of the transactions contemplated by this Distribution Agreement and (ii) the condition to Parent's obligation set forth in Section 7.02(e) thereof as to the satisfaction of conditions contained in the Distribution Agreement shall have been satisfied or waived by the party for whose benefit such provision exists.

   8.5 Adequate Surplus. The Board of Directors of the Company shall be reasonably satisfied that, after giving effect to the Restructuring, (i) the Company will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) the Company's surplus will be sufficient to permit, without violation of Section 170 of the DGCL, the Company Distribution.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

   9.1 Modification or Amendment. The parties hereto may modify or amend this Distribution Agreement by written agreement executed and delivered by authorized officers of the respective parties.

   9.2 Waiver; Remedies. The conditions to the Company's obligation to consummate the Company Distribution are for the sole benefit of the Company and may be waived in writing by the Company in whole or in part to the extent permitted by applicable law. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

   9.3 Counterparts. For the convenience of the parties hereto, this Distribution Agreement may be exe-cuted in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

   9.4 Governing Law. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

   9.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  If to the Company:

   Gaylord Entertainment Company
   Westinghouse Building
   11 Stanwix Street
   Pittsburgh, PA  15222-1384
   Attn:  Louis J. Briskman, Esq.
   Facsimile: (412) 642-5224

  with a copy to:

   Cravath, Swaine & Moore
   Worldwide Plaza
   825 Eighth Avenue
   New York, New York  10019
   Attn:  Peter S. Wilson
   Facsimile:  (212) 474-3700

  If to GBC:

   Gaylord Broadcasting Company
   One Gaylord Drive
   Nashville, Tennessee  37214
   Attn:  Frank M. Wentworth, Jr., Esq.
   Facsimile:  (615) 316-6060

  with a copy to:

   Skadden, Arps, Slate, Meagher & Flom (Delaware)
   One Rodney Square
   Wilmington, Delaware  19801
   Attn:  Richard L. Easton, Esq.
   Facsimile:  (302) 651-3001

   9.6 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Distribution Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

   9.7 Assignment. No party to this Distribution Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Distribution Agreement without the express written consent of the other party hereto in its sole and absolute discretion, except that either party hereto may assign any of its rights hereunder to a successor to all or any part of its business or to any of its wholly owned Subsidiaries. Except as aforesaid, any such conveyance, assignment or transfer without the express written consent of the other party shall be void ab initio. No assignment of this Agreement or any rights hereunder shall relieve the assigning party of its obligations hereunder.

   9.8 Third-Party Beneficiaries. Parent shall be a third-party beneficiary of this Distribution Agreement. Nothing contained in this Distribution Agreement is intended to confer upon any Person or entity other than the parties hereto and their respective successors and permitted assigns (other than Parent), any benefit, right or remedy under or by reason of this Distribution Agreement, except that the provisions of Section 6.1 hereof shall inure to the benefit of the Persons referred to therein.

   9.9 Certain Obligations. Whenever this Distribution Agreement requires any of the Subsidiaries of any party to take any action, this Distribution Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

   9.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Distribution Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Distribution Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

   9.11 Severability. If any provision of this Distribution Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

   9.12 Entire Agreement. The Transaction Agreements (including the documents and the instruments referred to herein and in the Merger Agreement, the Annexes hereto and to the Merger Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule), and the Confidentiality Agreement (as defined in the Merger Agreement) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

   9.13 Jurisdiction. Each of the Company and GBC hereby (i) consents to be subject to the jurisdiction of the United States District Court for the District of Delaware and the jurisdiction of the courts of the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Distribution Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Distribution Agreement or the transactions contemplated hereby in any court other than the United States District Court for the District of Delaware or the courts of the State of Delaware, (iv) irrevocably waives (x) any objection that it may have or hereafter have to the changing of venue of any such suit, action or proceeding in such court and (y) any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum and (v) irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 9.5 hereof.



                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, this Distribution Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.


         GAYLORD ENTERTAINMENT COMPANY



         By:_______________________
            Name:
            Title:


         GAYLORD BROADCASTING COMPANY



         By:_______________________
            Name:
            Title:

                                                                      ANNEX B TO
                                                            THE MERGER AGREEMENT


     TAX DISAFFILIATION AGREEMENT dated as of _________, 1997 by and among GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation ("GEC"), GAY- LORD BROADCASTING COMPANY, a Delaware corporation and a direct, wholly-owned subsidiary of GEC ("GBC"), and WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent").


   WHEREAS, GEC is the common parent of an affiliated group of corporations (the "GEC Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the members of the GEC Group have heretofore joined in filing consolidated federal income Tax Returns;

   WHEREAS, GEC expects, pursuant to the Agreement and Plan of Distribution dated as of _________, 1997 (the "Distribution Agreement") by and between GEC and GBC, to spin off to GEC's stockholders GEC's interest in certain assets.
In furtherance of this plan, among other things, and as more fully set forth in the Distribution Agreement, GEC will (i) effect the recapitalization described in Article II of the Distribution Agreement and the restructuring transactions described in Article IV of the Distribution Agreement (together, the "Restructuring") and (ii) distribute (the "Distribution") on the Distribution Date (as defined below) to the holders of GEC Common Stock all of the outstanding shares of New GBC Common Stock (as defined below);

   WHEREAS, on the day after the Distribution Date, G Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary ("Sub") of Parent, will merge with and into GEC with GEC surviving (the "Merger"), as contemplated by the Agreement and Plan of Merger dated as of February __, 1997 (the "Merger Agreement") by and among GEC, Sub and Parent, pursuant to which the holders of GEC Common Stock (as defined below) will receive solely common stock of Parent in exchange for their GEC Common Stock

   WHEREAS, GEC and GBC intend the Distribution to be a tax-free transaction under Section 355 of the Code, after which neither GBC nor any of its Subsidiaries (as defined below) will be a member of the GEC Group for federal income tax purposes;

   WHEREAS, GEC, Sub and Parent intend the Merger to be a reorganization within the meaning of Section 368(a)(1)(B) of the Code; and

   WHEREAS, GEC and GBC desire on behalf of themselves, their Subsidiaries and their successors to set forth their rights and obligations with respect to Taxes relating to taxable periods before and after the Distribution.

   NOW, THEREFORE, the parties hereto agree as follows:

                               ARTICLE ARTICLE I


                                  DEFINITIONS

                 For purposes of this Agreement,

                 1.1 "Acquired Business" shall mean the Retained Business, as defined in the Merger Agreement.

                 1.2 "Acquired Group" shall mean, for any Post-Distribution Period, GEC and its Subsidiaries.

                 1.3 "Ancillary Agreements" shall have the meaning set forth in the Distribution Agreement.

                 1.4    "Code" shall have the meaning set forth in the Recitals.

                 1.5 "Dispose" (and, with correlative meaning, "Disposition") shall mean pay, discharge, settle or otherwise dispose.

                 1.6 "Distributed Business" shall mean the Entertainment Business, as defined in the Distribution Agreement.

                 1.7 "Distribution" shall have the meaning set forth in the Recitals.

                 1.8 "Distribution Agreement" shall have the meaning set forth in the Recitals.

                 1.9 "Distribution Date" shall mean the last day on which, due to the Distribution, GBC could be considered a member of the GEC Group for federal income Tax purposes.

                 1.10 "Due Date" shall mean, with respect to any Tax Return or payment, the date on which such Tax Return is due to be filed with or such payment is due to be made to the appropriate Tax Authority pursuant to applicable law, giving effect to any applicable extensions of the time for such filing or payment.

                 1.11 "Effective Time" shall have the meaning set forth in the Merger Agreement.

                 1.12 "Final Determination" shall mean (1) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (2) the execution of a closing agreement or its equivalent between the particular taxpayer and the relevant Tax Authority.

                 1.13 "GBC" shall have the meaning set forth in the Preamble.

                 1.14 "GBC Group" shall mean, for any Post-Distribution Period, the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which GBC is the common parent and which join in filing consolidated federal income Tax Returns.

                 1.15 "GEC" shall have the meaning set forth in the Preamble.

                 1.16 "GEC Common Stock" shall have the same meaning as "Company Common Stock" set forth in the Distribution Agreement.

                 1.17 "GEC Group" shall have the meaning set forth in the Recitals.

                 1.18 "Merger" shall have the meaning set forth in the Recitals.

                 1.19 "Merger Agreement" shall have the meaning set forth in the Recitals.

                 1.20 "New GBC Common Stock" shall have the meaning set forth in the Distribution Agreement.

                 1.21 "NV" shall mean NV International, Inc., a Georgia corporation.

                 1.22 "O&W" shall mean O&W Corporation, a Tennessee corporation.

                 1.23 "Parent" shall have the meaning set forth in the Recitals.

                 1.24    "Payee" shall have the meaning set forth in Section
4.7 hereof.

                 1.25    "Payor" shall have the meaning set forth in Section
4.7 hereof.

                 1.26 "Post-Distribution Period" shall mean any taxable period beginning after the Distribution Date (or, if the Effective Time occurs later than the day immediately following the Distribution Date, the last day that GEC is the common parent of the GEC Group) and, in the case of any Straddle Period, that portion of such Straddle Period that begins on the day immediately following the Distribution Date (or, if the Effective Time occurs later than the day immediately following the Distribution Date, the day immediately following the last day that GEC is the common parent of the GEC Group).

                 1.27 "Pre-Distribution Period" shall mean any taxable period that ends on or prior to the Distribution Date (or, if the Effective Time occurs later than the day immediately following the Distribution Date, the last day that GEC is the common parent of the GEC Group) and, in the case of any Straddle Period, that portion of such Straddle Period ending on and including the Distribution Date (or, if the Effective Time occurs later than the day immediately following the Distribution Date, the last day that GEC is the common parent of the GEC Group).

                 1.28 "Restructuring" shall have the meaning set forth in the Recitals.

                 1.29 "Straddle Period" shall mean any taxable period that begins before or on and ends after the Distribution Date (or, if the Effective Time occurs later than the day immediately following the Distribution Date, any taxable period that begins before or on and ends after the last day that GEC is the common parent of the GEC Group).

                 1.30 "Sub" shall have the meaning set forth in the Recitals.

                 1.31 "Subsidiary" shall mean a subsidiary, as defined in the Merger Agreement.

                 1.32 "Tax Attribute" shall mean any net operating loss, investment tax credit, foreign tax credit, or other credit, deduction or tax attribute (including basis).

                 1.33 "Tax Authority" shall mean the Internal Revenue Service and any other state, local or foreign governmental authority responsible for the administration of Taxes.

                 1.34 "Tax Claim" shall mean a notice of deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim with respect to Taxes or a Tax Return.

                 1.35 "Taxes" (and, with correlative meaning, "Tax") means all taxes, charges, fees, levies, imposts, duties and other assessments, including, without limitation, income, gross receipts, excise, personal property, real property, sales, ad valorem, value-added, withholding, social security, occupation, use, service, service use, leasing, leasing use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by any Tax Authority, whether computed on a separate, consolidated, unitary, combined or any other basis, together with any interest, fines, penalties and additional amounts attributable to, imposed on, or with respect to, any such taxes, charges, fees, levies, imposts, duties or other assessments, and interest thereon.

                 1.36 "Tax Returns" (and, with correlative meaning, "Tax Return") shall mean all returns, reports, declarations, information, estimates, schedules, filings or documents (including any related or supporting information) filed or required by any Tax Authority to be filed with respect to Taxes, including, without limitation, all information returns, claims for refund, amended returns, declarations of estimated Tax, and requests for extensions of time to file any item described in this paragraph.

                 1.37 "Transaction Agreements" shall have the meaning set forth in the Merger Agreement

                 1.38 "Transfer Tax" shall mean any real property transfer Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax.

                 1.39 "Underpayment Rate" shall mean the interest rate specified under Section 6621(a)(2) of the Code.


                               ARTICLE ARTICLE II


                     PREPARATION AND FILING OF TAX RETURNS

                 2.1 Preparation of Pre-Distribution Period Tax Returns and Certain Straddle Period Tax Returns. GBC, with the cooperation of Parent, GEC and any member of the

Acquired Group (as provided for in Article VII hereof), shall prepare (or cause to be prepared) all Tax Returns with respect to any Pre- Distribution Period or Straddle Period that include GEC or any of its Subsidiaries (including all Tax Returns filed on a consolidated, combined or unitary basis). GBC shall have sole discretion as to the positions in and with respect to any Tax Returns described in this Section 2.1 to the extent that such positions relate to a Pre-Distribution Period or the Restructuring.

                 2.2 Filing of Certain Pre-Distribution Period Tax Returns. At least 20 days before the Due Date of any Tax Return which GBC is required to prepare (or cause to be prepared) pursuant to Section 2.1 hereof and Parent, GEC or a member of the Acquired Group is required to file, GBC shall deliver to GEC such Tax Return. Parent or GEC shall timely file (or cause to be filed) any such Tax Return as prepared by GBC with the appropriate Tax Authority.

                 2.3 Preparation and Filing of Certain Straddle Period Tax Returns. With respect to any Straddle Period Tax Return required to be filed by GBC or any of GBC's Subsidiaries with respect to which Parent or GEC is liable for any Tax shown to be due thereon pursuant to this Agreement, GBC shall prepare (or cause to be prepared) such Tax Return and, at least 20 days prior to the Due Date thereof, shall deliver such Tax Return (or cause such Tax Return to be delivered) to GEC for its review, together with a statement showing in reasonable detail GBC's calculation of any Taxes attributable to a Pre-Distribution Period. GBC shall file such Tax Return, with GEC's prior written consent, which shall not be unreasonably withheld or delayed.

                 2.4 Preparation and Filing of Post-Distribution Period Tax Returns. Except as set forth in this Article II, with respect to Post-Distribution Periods, GBC shall not have any responsibility for preparing (or causing to be prepared) and timely filing (or causing to be timely filed) any Tax Return with respect to any member of the Acquired Group, and Parent shall not have any responsibility for preparing (or causing to be prepared) and timely filing (or causing to be filed) any Tax Return with respect to GBC or any of its Subsidiaries.

                 2.5 Consistent Treatment. (a) Each Tax Return described in this Article II shall be consistent with the rulings obtained from the Internal Revenue Service in connection with the Restructuring, the Distribution and the Merger (including any opinions of counsel of GEC or

Parent in lieu of any rulings pursuant to the provisions of the Merger Agreement), and, to the extent not inconsistent with such rulings and any such opinions, with the Transaction Agreements.

         (b) In the absence of a controlling change in law and except as otherwise expressly required by this Agreement, each Tax Return described in
Section 2.1, 2.2 or 2.3 hereof shall be prepared on a basis that is consistent with the elections, accounting methods, conventions, practices and principles of taxation used for the most recent taxable periods for which Tax Returns for GEC or any of its Subsidiaries have been filed.

                 2.6 Amended Returns and Claims for Refund. No member of the Acquired Group (or any entity that directly or indirectly controls GEC) shall amend a Tax Return or file a claim for Tax refund with respect to any Pre-Distribution Period of GEC or any of its Subsidiaries without the prior written consent of GBC, which shall not be unreasonably withheld or delayed.

                              ARTICLE ARTICLE III


                         PAYMENTS WITH RESPECT TO TAXES

                 3.1    Payment of Taxes.

         (a) Except as set forth in Section 3.1(c) hereof, for all Taxes with respect to which Parent, GEC or a member of the Acquired Group is required to file Tax Returns pursuant to Section 2.2 hereof, GBC shall pay GEC the amount of such Taxes relating to any Pre- Distribution Period at least 5 business days prior to the Due Date of the Tax Return reporting such Taxes.

         (b) Except as set forth in Section 3.1(c) hereof, for all Taxes with respect to which GBC or any of its Subsidiaries is required to file Tax Returns pursuant to Section 2.3 hereof, Parent or GEC shall pay GBC the amount of such Taxes relating to the Acquired Business for any Post-Distribution Period at least 5 business days prior to the Due Date of the Tax Return reporting such Taxes.

         (c) For all Taxes with respect to which Parent or GEC is required to file Tax Returns for O&W, NV or any of their Subsidiaries pursuant to
Section 2.2 hereof, GBC shall pay GEC GBC's share of the amount, if any, of such Taxes, as determined pursuant to Article IV hereof, at least 5 business days prior to the Due Date of the Tax Return reporting such Taxes and include a statement showing in reasonable detail GBC's calculation of such Taxes.

                 3.2 Remittance of Taxes to a Tax Authority. Parent and GBC, as the case may be, shall each remit or cause to be remitted in a timely manner to the appropriate Tax Authority all Taxes due in respect of any Tax for which it is required to file a Tax Return pursuant to Article II hereof.

                               ARTICLE ARTICLE IV


                                INDEMNIFICATION

                 4.1 Obligations of GEC. Parent, GEC and GEC's Subsidiaries shall indemnify and hold GBC and GBC's Subsidiaries harmless from and against the following:

         (a) except to the extent otherwise expressly provided in Sections 4.2(c), (d) and (e) hereof, any liability for Taxes attributable to the Acquired Business, any current member of the Acquired Group or any Subsidiary of any such member for any Post-Distribution Period, and any liability of any current member of the Acquired Group arising under the provisions of Treasury regulation section 1.1502-6(a) or comparable provisions of foreign, state or local law for any Post-Distribution Period;

         (b) any liability for Taxes relating to the Distribution, to the extent set forth in Section 4.3(a) hereof;

         (c) any liability for Taxes relating to GEC or any of its Subsidiaries or the Restructuring to the extent that GBC has made a payment to Parent or GEC with respect thereto pursuant to Section 3.1 hereof; and

         (d) 33 percent of any liability for Taxes attributable to O&W, NV or any of their Subsidiaries for any Pre-Distribution Period other than Taxes incurred in the Restructuring, including any liability of any member of an "affiliated group" (within the meaning of Section 1504(a) of the Code) of which O&W or NV is the common parent arising under the provisions of Treasury regulation section 1.1502-6(a) or comparable provisions of foreign, state or local law for any Pre-Distribution Period.

                 4.2 Obligations of GBC. GBC and GBC's Subsidiaries shall indemnify and hold Parent, GEC and their respective Subsidiaries harmless from and against the following:

         (a) except to the extent otherwise expressly provided in Section 4.1(d) hereof and subject to the remaining provisions of Section 4.2 hereof, any liability for Taxes attributable to the Distributed Business, any current or former member of the GEC Group or any Subsidiary of any such member for any Pre-Distribution Period, including any liability of any member of the GEC Group or any of its Subsidiaries arising under the provisions of Treasury regulation section 1.1502-6(a) or comparable provisions of foreign, state or local law for any Pre- Distribution Period or any liability under a Pre-Distribution Period Tax sharing agreement;

         (b) 67 percent of any liability for Taxes attributable to O&W, NV or any of their Subsidiaries for any Pre-Distribution Period other than Taxes incurred in the Restructuring, including any liability of any member of an "affiliated group" (within the meaning of Section 1504(a) of the Code) of which O&W or NV is the common parent arising under the provisions of Treasury regulation section 1.1502-6(a) or comparable provisions of foreign, state or local law for any Pre-Distribution Period or any liability under a Pre-Distribution Period Tax sharing agreement;

         (c) any liability for Taxes relating to the Distribution, to the extent set forth in Section 4.3(a) hereof;

         (d) any liability for Taxes incurred as a result of the Restructuring for any taxable period, provided, however, that if Parent, GEC or any of their respective Subsidiaries takes any action after the Closing Date (as defined in the Merger Agreement) which results in the incurrence of any such Taxes, Parent and GEC shall pay, and shall fully indemnify and hold harmless GBC and its Subsidiaries from and against, such Taxes to the extent that they result from such action unless such action (i) is contemplated by the Transaction Agreements or (ii) is taken by Parent, GEC or any of GEC's Subsidiaries with the participation at that time of GBC, any of its Subsidiaries or Edward L. Gaylord (in his capacity as a shareholder or a trustee); and

         (e) any liability for Taxes incurred solely as a result of a breach of the representations set forth in Section 4.01(m)(ix) of the Merger Agreement (determined by taking into account exceptions to such representations set forth in Section 4.01(m) of the Company Disclosure Schedule to the Merger Agreement), or in Sections 4.01(m)(x), (xi) or (xiii) of the Merger Agreement (in each case determined without regard to materiality, knowledge by GBC, and any exceptions to such representa-tions set forth in Section 4.01(m) of the Company Disclosure Schedule to the Merger Agreement), calculated as the amount of the excess of (x) the actual liability for Taxes of Parent and its Subsidiaries for the relevant taxable period over (y) the liability for Taxes of the Parent and its Subsidiaries for such period assuming such breach of representation had not occurred but with all other facts unchanged.

                 4.3 Taxes Relating to the Distribution. Notwithstanding any other provision of this Agreement to the contrary,

         (a) GBC and GBC's Subsidiaries shall pay or cause to be paid, and shall fully indemnify and hold harmless Parent, GEC or any of their respective Subsidiaries from and against, all Taxes attributable to any member of the GEC Group or any Subsidiary of any such member resulting from the Distribution, including, without limitation, any Tax imposed pursuant to or as a result of
Section 311 of the Code; provided, however, that if Parent, GEC or any of their respective Subsidiaries takes any action after the Closing Date (as defined in the Merger Agreement) which results in the incurrence of any such Taxes, Parent and GEC shall pay, and shall fully indemnify and hold harmless GBC and its Subsidiaries from and against, such Taxes to the extent that they result from such action unless such action (i) is contemplated by the Transaction Agreements or (ii) is taken by Parent, GEC or any of GEC's Subsidiaries with the participation at that time of GBC, any of its Subsidiaries or Edward L. Gaylord (in his capacity as a shareholder or a trustee).

         (b) If GEC or any of its Subsidiaries is required to recognize gain pursuant to Section 311 of the Code with respect to the Restructuring or the Distribution, then, to the extent permitted by law or regulation, Parent, GEC or the appropriate member of the Acquired Group or the appropriate Subsidiary of Parent, if so requested by GBC, shall elect pursuant to Section 336(e) of the Code to treat the Distribution as a disposition of all the assets of GBC, provided, however, that Parent, GEC or the appropriate member of the Acquired Group or the appropriate Subsidiary of Parent, as the case may be, shall not be required to file such election if such election would result in an actual increase in Tax liability to Parent and its Subsidiaries and GBC does not fully indemnify Parent and its Subsidiaries from and against such Tax liability.

                 4.4    Straddle Periods.

                 (a) To the extent permitted by law or administrative practice, the taxable year of any member of the GEC Group or any of its Subsidiaries which includes the Distribution Date shall be treated as closing on (and including) the Distribution Date, provided, however, that if the Effective Time occurs later than the day immediately following the Distribution Date, the taxable year of any member of the Acquired Group or any of its Subsidiaries which includes the Distribution Date shall be treated as closing on (and including) the last day that GEC is the common parent of the GEC Group.

                 (b) Where it is necessary pursuant to this Agreement to apportion between GBC, on the one hand, and GEC and Parent, on the other hand, the Tax liability of an entity for a Straddle Period which is not treated under
Section 4.4(a) hereof as closing on the Distribution Date (or, if applicable pursuant to the principles set forth in Section 4.4(a) hereof, the last day that GEC is the common parent of the GEC Group), such liability shall be apportioned between the Pre-Distribution Period and the Post-Distribution Period on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                 4.5 Tax Obligations Arising Under a Pre-Distribution Period Tax Sharing Agreement. Except as set forth in this Agreement, any and all existing Tax sharing agreements and practices regarding Taxes and their payment, allocation, or sharing between any member of the Acquired Group and any member of the GBC Group or its Subsidiaries shall be terminated with respect to the GBC Group as of the Distribution Date and no remaining liabilities thereunder shall exist thereafter.

                 4.6 Refunds and Tax Attributes. (a) GBC shall be entitled to any refund of Taxes or the benefit of the utilization of any Tax Attribute of any member of the GEC Group attributable to any Pre-Distribution Period or the Distributed Business, and GEC shall be entitled to a refund for Taxes or the benefit of the utilization of any Tax Attribute attributable to the Acquired Business for any Post-Distribution Period. If the Acquired Group receives any refund of Tax to which GBC is entitled pursuant to this Section
4.6 or utilizes any Tax Attribute of the GEC Group attributable to any Pre-Distribution Period, GEC shall promptly notify GBC and shall pay the amount of any such refund or the benefit realized from such utilization within 5 days of the receipt of such refund or the realization of such benefit.

         (b) If Parent, any of its Subsidiaries or any member of the Acquired Group actually realizes a reduction of Taxes for any taxable period because it utilizes or claims a Tax Attribute as a result of an adjustment to the taxable income of a member of the GEC Group for a Pre- Distribution Period (including a Tax Attribute attributable to a Section 336(e) election pursuant to Section 4.3(c) hereof), Parent or GEC shall pay GBC the amount of such reduction of Taxes within 5 days of the filing of the Tax Return in which such reduction of Taxes is actually realized. If, after Parent or GEC pays GBC the amount of any reduction of Taxes pursuant to the immediately preceding sentence, there is (i) a Final Determination that results in the reduction or elimination in whole or in part of the reduction of Taxes that gave rise to such payment on the grounds that under applicable law the Tax Attribute that produced such reduction of Taxes did not in fact occur or arise (in whole or in part) or (ii) a subsequent event results in the reduction or elimination in whole or in part of the reduction of Taxes that gave rise to such payment, GBC shall repay to GEC within 5 days of the payment of Tax in connection with the Final Determination or subsequent event that so reduced or eliminated the reduction of Taxes the amount of such Tax (excluding interest and penalties thereon) incurred by a member of the Acquired Group as a result of such Final Determination or subsequent event; provided, however, that the amount of any such repayment shall not exceed the amount of the reduction of Taxes relating to the same Tax Attribute which Parent or GEC first paid to GBC pursuant to this Section 4.6(b) and provided, further that the provisions set forth above in this Section 4.6(b) shall continue to apply thereafter to the extent of any subsequent reduction or elimination of such Taxes or such payments.

         (c) If GEC or any of its Subsidiaries actually realizes a reduction of Taxes for a Pre-Distribution Period because it utilizes or claims a Tax Attribute as a result of an adjustment to the taxable income of a member of the Acquired Group for a Post-Distribution Period, GBC shall pay GEC the amount of such reduction of Taxes within 5 days of the filing of the Tax Return in which such reduction of Taxes is actually realized. If, after GBC pays GEC the amount of any reduction of Taxes pursuant to the immediately preceding sentence, there is (i) a Final Determination that results in the reduction or elimination in whole or in part of the reduction of Taxes that gave rise to such payment on the grounds that under applicable law the Tax Attribute that produced such reduction of Taxes did not in fact occur or arise (in whole or in part) or (ii) a subsequent event that results in the reduction or elimination in whole or in part of the reduction of Taxes that gave rise to such payment, Parent or GEC shall repay to GBC within 5 days of the payment of Tax in connection with the Final Determination or subsequent event that so reduced or eliminated the reduction of Taxes the amount of such Tax (excluding interest and penalties thereon) incurred by a member of the GEC Group as a result of such Final Determination or subsequent event; provided, however, that the amount of any such repayment shall not exceed the amount of the reduction of Taxes relating to the same Tax Attribute which GBC first paid to GEC pursuant to this Section 4.6(c) and provided, further that the provisions set forth above in this Section 4.6(c) shall continue to apply thereafter to the extent of any subsequent reduction or elimination of such Taxes or such payments.

         (d) For purposes of this Agreement, when as a result of an action or event, a Tax benefit, a reduction of Taxes, or a Tax refund arises, the amount of such benefit, reduction or refund shall equal the amount of the excess of (x) the actual liability for Taxes of the person for the relevant taxable period over (y) the liability for Taxes of such person for such period assuming the action or event from which such benefit, reduction or refund arose had not occurred but with all other facts unchanged.

                 4.7 Indemnification Payments. To the extent that a party (the "Payor") is required to make an indemnification payment to another party (the "Payee") pursuant to Section 4.1, 4.2 or 4.3 hereof, the Payor shall pay the Payee no later than 5 business days prior to the Due Date of the relevant Tax Return or 5 business days after the Payor receives the Payee's calculations of Payor's indemnification obligation hereunder, whichever occurs last, the amount of such indemnification obligation.


                               ARTICLE ARTICLE V

                                   CARRYBACKS

         No member of the Acquired Group shall carry back any Tax Attribute arising in any Post-Distribution Period to any Pre-Distribution Period without the prior written consent of GBC, which shall not be unreasonably withheld or delayed. GEC shall be entitled to retain any Tax benefits with respect to any permitted carryback of a Tax Attribute relating to the Acquired Business from a Post-Distribution Period to a Pre- Distribution Period. No member of the GBC Group shall carry back any Tax Attribute arising in any Post-

Distribution Period to any Pre-Distribution Period without the prior written consent of GEC, which shall not be unreasonably withheld or delayed. GEC shall forward to GBC with respect to any permitted carryback of a Tax Attribute relating to the Distributed Business from a Post-Distribution Period to a Pre-Distribution Period (a) any refunds of Taxes received from a Tax Authority within 5 days of the receipt thereof or (b) the amount of any reduction in Taxes of the Acquired Group attributable to any Tax Attribute within 5 days of the utilization of such Tax Attribute.

         To the extent that this Article V conflicts with Section 4.6 hereof, this Article V shall apply.

                               ARTICLE ARTICLE VI


                                   TAX CLAIMS

                 6.1 General. GBC shall have sole control over all Tax Claims with respect to any Tax Return which GBC is responsible for preparing (or causing to be prepared) pursuant to this Agreement, and GEC shall have sole control over all Tax Claims with respect to any Tax Return which GEC is responsible for preparing (or causing to be prepared) pursuant to this Agreement. The party controlling a Tax Claim pursuant to this Section 6.1 shall have the sole right to contest, litigate and Dispose of such Tax Claim and to employ counsel of its choice at its sole expense; provided, however, that the other party may participate in (but not control) the defense of any such Tax Claim at its own expense. If, pursuant to this Section 6.1, a Tax Claim presents issues for which both parties may be liable pursuant to this Agreement or an issue which affects both the Distributed Business and the Acquired Business, the party controlling such Tax Claim shall not litigate or Dispose of such Tax Claim without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

                 6.2 Tax Claim Management. (a) GEC or GBC, as the case may be, shall promptly notify the other party in writing of any Tax Claim that may reasonably be likely to result in liability of the other party under this Agreement. With respect to any such Tax Claim, the party not controlling such Tax Claim shall (i) not make any submission to any Tax Authority without offering the other party the opportunity to review it, (ii) not take any action or make (or purport to make) any representations in connection with such Tax Claim with respect to issues affecting the other party's indemnity hereunder, (iii) keep the other party informed as to any information that it receives regarding the progress of such Tax Claim, (iv) provide the other party with any information that it receives regarding the nature and amounts of any proposed Disposition of the Tax Claim, (v) permit the other party to participate in all conferences, meetings or proceedings with any Tax Authority in which the indemnified Tax Claim is or may be a subject, and
(vi) permit the other party to participate in all court appearances in which the indemnified Tax Claim is or may be a subject. With respect to any Tax Claim relating to a Pre-Distribution Period for which GBC is or may be liable pursuant to this Agreement, GEC shall either file (or cause to be filed) submissions at GBC's direction which appoint (or cause to be appointed) GBC or its authorized representatives as additional authorized representatives entitled to communicate fully with the Internal Revenue Service with respect to such Tax Claim.

         (b) Unless GBC and GEC agree otherwise in writing, GEC shall use its best efforts to keep all Tax Claims arising under federal Tax Returns which GEC is responsible for filing pursuant to Section 2.2 hereof under the jurisdiction of the Nashville, Tennessee district of the Internal Revenue Service. GEC shall promptly notify GBC if any Tax Authority proposes to transfer or contest such a Tax Claim in a district other than the district that includes Nashville, Tennessee and shall cooperate with GBC in taking all reasonable actions to prevent such transfer or contest.

                              ARTICLE ARTICLE VII


                                  COOPERATION

         Parent, GEC and GBC shall (and shall cause Parent's Subsidiaries, the members of the GEC Group and the GBC Group, respectively, to) cooperate with each other in the preparation and filing of any Tax Returns and the conduct of any audit or other proceeding and each shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Agreement. Such cooperation shall include, without limitation, (a) making employees available on a mutually convenient basis to provide such assistance as might reasonably be required and (b) providing such information as might reasonably be required in connection with any such Tax Return or proceeding, including, without limitation, records, returns, schedules, documents, work papers or other relevant materials.

         The parties hereto shall use reasonable best efforts to reduce any transfer, sales or other similar Taxes that may be incurred with respect to the transactions contemplated by the Distribution Agreement, the Merger Agreement and the Ancillary Agreements.

                              ARTICLE ARTICLE VIII


                          RETENTION OF RECORDS; ACCESS

         Parent, each Subsidiary of Parent, the Acquired Group and the GBC Group shall (a) until the expiration of the relevant statutes of limitations (giving effect to any applicable extensions or waivers), retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the Acquired Group or the GBC Group or for a Tax Claim by a Tax Authority relating to such Tax Returns; and (b) give to the other group reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (ensuring their cooperation) and premises, with reimbursement by the requesting group of reasonable out-of-pocket costs incurred therewith, for the purpose of the review or audit of such Tax Returns to the extent relevant to an obligation or liability of any party under this Agreement. Prior to destroying any records, documents, data or other information described in this Article VIII, the group wishing to destroy such items shall give the other group a reasonable opportunity to obtain such items (at such other group's expense).

                               ARTICLE ARTICLE IX


                                    DISPUTES

         If the parties disagree as to the calculation of any Tax or the amount of (but not liability for) any payment to be made under this Agreement, the parties shall cooperate in good faith to resolve any such dispute, and any agreed-upon amount shall be paid to the appropriate party. If the parties are unable to resolve any such dispute within 15 days thereafter, such dispute shall be resolved by a "Big Six" accounting firm acceptable to both GEC and GBC. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such decision shall be shared by GEC and GBC in accordance with the final allocation of the Tax liability in dispute. Following the decision of such accounting firm, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including, without limitation, the filing of amended Tax Returns and the prompt payment of underpayments or overpayment, with interest calculated on such underpayments or overpayment at the Underpayment Rate from the date such payment was due.

                               ARTICLE ARTICLE X


                                    SURVIVAL

         Notwithstanding any other provision in this Agreement to the contrary, the rights and obligations provided for in this Agreement shall not terminate any earlier than the expiration of the applicable statute of limitation for the relevant taxable periods in question (giving effect to any applicable waivers or extensions). All other covenants under this Agreement shall survive indefinitely.

                               ARTICLE ARTICLE XI


                            MISCELLANEOUS PROVISIONS

                 11.1 Transfer Taxes. GBC shall prepare (or cause to be prepared) and timely file (or cause to be timely filed) with the appropriate Tax Authority all Tax Returns with respect to Transfer Taxes imposed with respect to the Restructuring, the Distribution and the Merger. GBC shall pay (or cause to be paid) all Transfer Taxes attributable to the Restructuring and the Distribution. GBC, on the one hand, and GEC and Parent, on the other hand, shall share equally the liability for all Transfer Taxes attributable to the Merger. Notwithstanding anything in this Section 11.1 to the contrary, if any member of the Acquired Group is required to file a Tax Return in respect of Transfer Taxes, then GBC shall deliver to GEC the prepared Tax Return together with the amount of Taxes shown to be due on such Tax Return and for which GBC is liable at least 5 days prior to the Due Date thereof and Parent or GEC shall timely file (or cause to be timely filed) with the appropriate Tax Authority such Tax Return as prepared by GBC and remit to such Tax Authority the amount of Transfer Taxes shown to be due on such Tax Return.

                 11.2 Interest on Late Payments. Any payment required by this Agreement which is not made on or before the date required to be made hereunder shall bear interest after such date at the Underpayment Rate.

                 11.3 Determination and Characterization of Payments. (a) All indemnification payments under this Agreement shall be determined on a pre-Tax basis, i.e., without regard to the Tax consequences to the indemnified party of making a payment that is indemnified by another party under this Agreement or of receiving a payment under this Agreement as indemnification therefor.

         (b) The payments made pursuant to this Agreement shall be treated as occurring immediately before the Distribution, and no member of the GBC Group and the Acquired Group and none of the Subsidiaries of any such member and none of Parent and its Subsidiaries shall take any position inconsistent with such treatment before any Tax Authority, except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

                 11.4 Notices and Governing Law. All notices required or permitted to be given pursuant to this Agreement shall be given, and the applicable law governing the interpretation of this Agreement shall be determined, in accordance with the applicable provisions of the Distribution Agreement.

                 11.5 Amendments. This Agreement may not be amended except by an agreement in writing, signed by the parties.

                 11.6 Binding Effect; No Assignment; Third Party Beneficiaries. This Agreement shall be binding on, and shall inure to the benefit of, the parties and the respective successors, assigns, and persons controlling any of the corporations bound hereby. Parent and GEC, on the one hand, and GBC, on the other hand, hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of GEC's Subsidiaries and GBC's Subsidiaries, respectively. Parent and GEC, on the one hand, and GBC, on the other hand, shall, upon the written request of any other party, cause any of their respective Subsidiaries (but in the case of Parent, only GEC and its Subsidiaries and their respective successors) to execute this Agreement. No party to this Agreement shall assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of GBC, in the case of Parent or GEC, and GEC, in the case of GBC. No person (including, without limitation, any employee of a party or any stockholder of a party) shall be, or shall be deemed to be, a third party beneficiary of this Agreement.

                 11.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the sub-ject matter hereof and supersedes all prior agreements, whether or not written, concerning such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Distribution Agreement, the provisions of this Agreement shall prevail.

                 11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same document.


                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                          [GEC]


                                          By
                                             -------------------------
                                             Name:
                                             Title:


                                          [GBC]


                                          By
                                             -------------------------
                                             Name:
                                             Title:


                                          [PARENT]


                                          By
                                             -------------------------
                                             Name:
                                             Title:

                                                                      ANNEX C TO
                                                            THE MERGER AGREEMENT
================================================================================




                        POST-CLOSING COVENANTS AGREEMENT

                         dated as of            , 199 ,

                                     among

                       WESTINGHOUSE ELECTRIC CORPORATION,

                         GAYLORD ENTERTAINMENT COMPANY,

                          GAYLORD BROADCASTING COMPANY

                                      and

                THE SUBSIDIARIES OF GAYLORD BROADCASTING COMPANY
                      LISTED ON SCHEDULE A ATTACHED HERETO




================================================================================

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
                                          ARTICLE I

                                         Definitions
                                         -----------


SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2


                                         ARTICLE II

                                       Indemnification
                                       ---------------

SECTION 2.01.  Indemnification by GBC Indemnitors . . . . . . . . . . . . . . . . . . . .           3
SECTION 2.02.  Indemnification by Parent  . . . . . . . . . . . . . . . . . . . . . . . .           4
SECTION 2.03.  Procedures Relating to
                 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
SECTION 2.04.  Certain Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
SECTION 2.05.  Limitation on the GBC Indemnitors' Indemnification Obligation under
                 Section 2.01(iv) . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
SECTION 2.06.  Exclusivity of Tax Disaffiliation
                 Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9


                                         ARTICLE III

                                      Other Agreements
                                      ----------------

SECTION 3.01.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
SECTION 3.02.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10
SECTION 3.03.  Characterization of Payments . . . . . . . . . . . . . . . . . . . . . . .           10
SECTION 3.04.  Agreement Not to Compete . . . . . . . . . . . . . . . . . . . . . . . . .           10
SECTION 3.05.  Working Capital Adjustment . . . . . . . . . . . . . . . . . . . . . . . .           12
SECTION 3.06.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
SECTION 3.07.  Third Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
SECTION 3.08.  Joint Defense and Confidentiality
                 Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16

                                                                                                  Page
                                                                                                  ----
                                         ARTICLE IV

                                  Miscellaneous and General
                                  -------------------------

SECTION 4.01.  Effectiveness; Modification or
                 Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
SECTION 4.02.  Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
SECTION 4.03.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
SECTION 4.04.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
SECTION 4.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
SECTION 4.06.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18
SECTION 4.07.  Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .           19
SECTION 4.08.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           19
SECTION 4.09.  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           19
SECTION 4.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           19
SECTION 4.11.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . .           19
SECTION 4.12.  Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           19

Schedule A -- Subsidiaries of GBC
Annex A -- Joint Defense and Confidentiality Agreement

       POST-CLOSING COVENANTS AGREEMENT dated as of             , 199 , among
     WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), GAYLORD BROADCASTING COMPANY, a Delaware corporation and a wholly owned subsidiary of the Company ("GBC"), and THE SUBSIDIARIES OF GBC LISTED ON SCHEDULE A ATTACHED HERETO (together with GBC, collectively the "GBC Indemnitors").


   WHEREAS, Parent, G Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company have entered into an Agreement and Plan of Merger dated as of February 9, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company;

   WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Distribution in the form of Annex A attached to the Merger Agreement with such changes as may be made in accordance with Section 6.14 of the Merger Agreement (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in the Merger Agreement) subject to the issuance of the Tax Rulings (as such term is defined in the Merger Agreement), pursuant to and subject to the terms of which (a) the assets and businesses of the Company and its subsidiaries (as defined in the Merger Agreement) will be restructured as a result of which (i) all the assets of the Company and its subsidiaries, other than the Retained Assets (as defined in the Merger Agreement), will be held by GBC or one or more of GBC's subsidiaries and (ii) all the liabilities of the Company and its subsidiaries, other than the Retained Liabilities (as defined in the Merger Agreement), will be assumed by GBC or one or more of GBC's subsidiaries, (b) GBC will be recapitalized in accordance with Article II of the Distribution Agreement and (c) following such restructuring and recapitalization, the Company will distribute (the "Company Distribution") to each holder of record of shares of Class A Common Stock, $.01 par value, of the Company ("Company Class A Common Stock") and Class B Common Stock, $.01 par value, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, "Company Common Stock") a number of shares of Common Stock,

$.01 par value, of GBC equal to one-third of the number of shares of Company Common Stock held by such holder;

   WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger;

   WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Distribution Agreement to consummate the Company Distribution; and

   WHEREAS, the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters that may arise following the Restructuring (as defined in the Merger Agreement), the Company Distribution and the Merger.

   NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

   SECTION 1.01. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or, if not defined in the Merger Agreement, the Distribution Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

   "Filings" shall mean the Registration Statements,  the Proxy
Statement-Prospectus and any other document filed or required to be filed with the SEC in connection with the transactions contemplated by the Transaction Agreements, or any preliminary or final form thereof or any amendment or supplement thereto.

   "GBC Indemnitees" shall mean GBC, each Affiliate (as defined in the Distribution Agreement) of GBC, including any of its direct or indirect subsidiaries, and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

   "Indemnifiable Losses" shall mean, subject to Section 2.04, all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims (as defined in Section 2.03(a)), including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

   "Indemnitee" shall mean any of the Parent Indemnitees or the GBC Indemnitees who or which may seek indemnification under this Agreement.

   "Parent Indemnitees" shall mean Parent, each Affiliate of Parent, including any of its direct or indirect subsidiaries (including, after the Effective Time, the Retained Companies), and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.


                                   ARTICLE II

                                INDEMNIFICATION

   SECTION 2.01. Indemnification by GBC Indemnitors. Subject to the provisions of this Article II, the GBC Indemnitors shall jointly and severally indemnify, defend and hold harmless the Parent Indemnitees from and against, and pay or reimburse the Parent Indemnitees for, all Indemnifiable Losses, as incurred:

     (i) relating to or arising from the Entertainment Business, the assets of the Entertainment Business or the Assumed Liabilities (including the failure by GBC or any GBC Company to pay, perform or otherwise discharge any of the Assumed Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time;

     (ii) relating to or arising from any untrue statement or alleged untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information provided by the Company relating to the Company or any of its subsidiaries (including the Retained Subsidiaries) contained in or omitted from the Filings;

       (iii) relating to or arising from the breach by any GBC Company of any agreement or covenant contained in any Transaction Agreement (other than the Tax Disaffiliation Agreement, the Ancillary Agreements and the Stockholder Agreement) which by its express terms is to be performed or complied with after the Effective Time; or

     (iv) relating to or arising from any breach or inaccuracy of any representation or warranty of the Company contained in the Merger Agreement

   SECTION 2.02.  Indemnification by Parent.  Subject to the provisions of this
Article II, Parent shall indemnify, defend and hold harmless the GBC Indemnitees from and against, and pay or reimburse the GBC Indemnitees for, all Indemnifiable Losses, as incurred:

     (i) subject to the provisions of Sections 2.01(iv), relating to or arising from the Retained Business, the Retained Assets or the Retained Liabilities (including the failure by any Retained Company to pay, perform or otherwise discharge any of the Retained Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time;

     (ii) relating to or arising from any untrue statement or alleged untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information provided by Parent relating to Parent or any of its subsidiaries other than the Retained Companies contained in or omitted from the Filings; or

     (iii) relating to or arising from the breach by Parent or any Retained Company of any agreement or covenant contained in any Transaction Agreement (other than the Tax Disaffiliation Agreement, the Ancillary Agreements and the Stockholder Agreement) which by its express terms is to be performed or complied with after the Effective Time.

   SECTION 2.03. Procedures Relating to Indemnification. (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person who is not an Indemnitee against the Indemnitee (a "Third Party Claim"), such Indemnitee must notify the party who may become obligated to provide indemnification hereunder (the "indemnifying party") in writing, and in reasonable detail, of the Third Party Claim reasonably promptly, and in any event within 20 business days after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure; provided further, however, that with respect to any matter for which any GBC Indemnitor is the indemnifying party, such GBC Indemnitor shall be deemed to have received notice with respect to all matters by or against any Retained Company that arose prior to, or were otherwise pending at, the Effective Time. After any required notification (if applicable), the Indemnitee shall deliver to the indemnifying party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

   (b) If a Third Party Claim is made against an Indemnitee, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the indemnifying party) with counsel selected by the indemnifying party and reasonably satisfactory to the Indemnitee. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 2.01 or 2.02, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Loss is incurred. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention in accordance with the Distribution Agreement and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee's consent, the indemnifying party shall not consent to entry of any judgment or enter into any settlement
(x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim. If the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

   (c) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the indemnifying party to evaluate such claim) with reasonable promptness to the indemnifying party. The failure by any Indemnitee so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the indemnifying party shall have been actually prejudiced by such failure. If the indemnifying party does not notify the Indemnitee within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability with respect to such claim under Section 2.01 or 2.02, as the case may be, the claim shall be conclusively deemed a liability of the indemnifying party under Section 2.01 or 2.02, as the case may be, and the indemnifying party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

   (d) The parties hereto agree that GBC shall be the representative of the other GBC Indemnitors for all purposes of this Section 2.03, and as such all deliveries, notices and other communications made or delivered to GBC shall also be deemed to have been made or delivered to the other GBC Indemnitors, and all elections, selections of counsel, choices, agreements and consents made or delivered by GBC shall be deemed to have also been made or delivered by the other applicable GBC Indemnitors, and shall be binding thereon.
Notwithstanding the foregoing, the parties hereto agree that nothing contained in this Section 2.03(d) shall in any manner affect, limit or impair the rights of the Parent Indemnitees to indemnification from any GBC Indemnitor pursuant to Section 2.01.

       SECTION 2.04. Certain Limitations. (a) The amount of any Indemnifiable Losses or other liability for which indemnification is provided under this Agreement or any other amounts payable or reimbursable by one party to another under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses or other liability or amounts.

   (b) All indemnification payments under this Agreement shall be determined on a pre-tax basis, i.e., without regard to the tax consequences to the Indemnitee of making a payment that is indemnified by another party under this Agreement or of receiving a payment under this Agreement as indemnification therefor.

   SECTION 2.05. Limitation on the GBC Indemnitors' Indemnification Obligation under Section 2.01(iv). (a) The GBC Indemnitors shall not have any liability under Section 2.01(iv) unless the aggregate of all Indemnifiable Losses for which the GBC Indemnitors would, but for this Section 2.05, be liable under
Section 2.01(iv) exceed on a cumulative pre-tax basis an amount equal to $8,250,000.

   (b) The parties hereto agree that the mere failure to list a Contract on the Company Disclosure Schedule shall not in and of itself constitute an Indemnifiable Loss. The parties hereto further agree that the foregoing shall in no way limit or impair any right of any Parent Indemnitee to indemnification under Section 2.01 or to recover any Indemnifiable Loss arising out of or otherwise related to any such Contract or the terms thereof, when considered individually or together with the terms of any other Contract, including with respect to any revenues that may be lower than otherwise reasonably anticipated by Parent, any expenses that may be higher than otherwise reasonably anticipated by Parent or any other Indemnifiable Loss whatsoever resulting from such Contract or its terms. The parties hereto further agree that this paragraph is not in any way intended to impose any different or more stringent burden of proof on any Parent Indemnitee in asserting or enforcing any right than that which may have existed in the absence of the foregoing.

   SECTION 2.06. Exclusivity of Tax Disaffiliation Agreement. Notwithstanding anything in this Agreement to the contrary, the Tax Disaffiliation Agreement shall be the exclusive agreement among the parties with respect to all Tax matters, including indemnification in respect of Tax matters.


                                  ARTICLE III

                                OTHER AGREEMENTS

   SECTION 3.01. Insurance. In the event that prior to the Effective Time any Retained Asset suffers any damage, destruction or other casualty loss, GBC shall, or shall cause a GBC Subsidiary to, surrender to Parent (i) all insurance proceeds received with respect to such damage, destruction or loss and (ii) all rights of the GBC Companies with respect to any causes of action, whether or not litigation has commenced as of the Effective Time, in connection with such damage, destruction or loss. GBC shall, and shall cause each GBC Subsidiary to, make available to the Retained Companies the benefit of any workers' compensation, general liability, product liability, automobile liability, umbrella (excess) liability or crime or other insurance policy covering the Company or any of its subsidiaries (including the Retained Subsidiaries) and relating to the Retained Business with respect to insured events or occurrences prior to the Effective Time (whether or not claims relating to such events or occurrences are made prior to or after the Effective
Time); provided, however, that (i) all of GBC's costs and expenses incurred in connection with the foregoing are promptly paid by Parent and (ii) such benefit shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles and co-payments provisions or any payment or reimbursement obligations of GBC or any of its subsidiaries or Affiliates in respect thereof. The GBC Companies shall promptly pay to Parent all insurance proceeds relating to the Retained Business received by any GBC Company under any insurance policy.

   SECTION 3.02. Expenses. Except as otherwise expressly provided in the Transaction Agreements, GBC (and not the Company) shall be responsible for and agrees to pay all expenses of the Company and its subsidiaries directly related to the Restructuring, the Company Distribution and the Merger.

   SECTION 3.03. Characterization of Payments. The payments made pursuant to this Agreement shall be treated as occurring immediately before the Company Distribution, and none of the GBC Companies, the Retained Companies and Parent and its subsidiaries shall take any position inconsistent with such treatment before any Taxing Authority, except to the extent that a Final Determination (as defined in the Tax Disaffiliation Agreement) with respect to the recipient party causes any such payment to not be so treated.

   SECTION 3.04. Agreement Not to Compete. (a) GBC understands that Parent shall be entitled to protect and preserve the going concern value of the Retained Business to the extent permitted by law and that Parent would not have entered into the Merger Agreement absent the provisions of this Section
3.04. Therefore, GBC agrees that, commencing at the Effective Time and continuing for a period of 5 years thereafter, it shall not, and shall not permit any of its subsidiaries to, engage in, directly or indirectly, alone or in association with any other person, the business of (i) owning or operating retail stores with a motor sports theme other than those located in the Opryland complex, (ii) owning or operating a Cable Network (as defined below) featuring country music videos and/or a significant amount of musical, sports (including, but not limited to, motor sports and outdoor sports), variety or other entertainment features or series the theme of which is perceived by the viewing public as being, or related to, that which is commonly known as "country entertainment" programming (the "Theme"), or owning, sharing in the earnings of, financing or investing in the capital stock of any person engaged in such business or (iii) providing or otherwise making available for viewing on a Cable Network or an over-the-air broadcast television station or network programming featuring or related to the Theme (other than occasional (not regularly scheduled) country music related specials for viewing on an over-the-air broadcast television station or network), or owning, sharing in the earnings of, financing or investing in the capital stock of any person engaged in such business; provided, however, that nothing contained herein shall prohibit GBC or its subsidiaries from owning or operating the CMT International network in any area outside of the United States and Canada; provided further, however, that other than country music videos, the CMT International network's programming will not primarily consist of programming featuring or related to the Theme; provided further, however, that ownership for investment purposes only of less than 5% of any class of voting stock of any publicly held corporation shall not constitute a violation hereof. In addition, GBC agrees that for a period of one year from the Effective Time it shall not, and shall cause its subsidiaries not to, directly or indirectly, (i) induce any Retained Employee to leave the employ of the Retained Companies, or recommend to any other person that they employ or solicit for employment any such employee, or (ii) knowingly hire any such employee, unless such employee is no longer employed by the Retained Companies. As used herein, "Cable Network" shall mean a television network making programming available for viewing by any technology other than over-the- air broadcast (whether or not retransmitted via cable), including, without limitation, cable television, MMDS, SMATV, DBS, TVRO and so-called "superstations".

   (b) Parent understands that GBC shall be entitled to protect and preserve the going concern value of the CMT International network to the extent permitted by law. Therefore, Parent agrees that, commencing at the Effective Time and continuing for a period of 5 years thereafter, it shall not, and shall not permit any of its subsidiaries to, engage in, directly or indirectly, alone or in association with any other person, the business of owning or operating a Cable Network that is telecast outside of the United States and Canada and that primarily features country music videos and occasional country music-related specials; provided, however, that nothing contained herein shall prohibit Parent or its subsidiaries from owning or operating for viewing outside of the United States and Canada a Cable Network featuring the Theme or otherwise of a type that is currently featured on the TNN network. Parent shall not be deemed in breach of this Section 3.04(b) or of the license described in Section 5.1(f) of the Distribution Agreement by virtue of Parent or any of its subsidiaries having licensed or renewing the licenses of any current distributors of CMTV in markets that are outside the United States and Canada; provided, however, that neither Parent nor any of its subsidiaries shall license any additional distributors of CMTV in such markets.

   SECTION 3.05. Working Capital Adjustment. (a) Within 90 days after the Closing Date, Parent shall prepare and deliver to GBC (i) an audited combined balance sheet of the Retained Companies (the "Closing Balance Sheet"), prepared from the books and records of the Retained Companies, certified by Parent's independent auditors, and (ii) a statement (the "Closing Statement") setting forth Working Capital (as defined below) as of the Effective Time ("Closing Working Capital"), together with a certificate of Parent's independent auditors that the Closing Statement has been prepared in accordance with this Section 3.05.

   During the 30 day period following GBC's receipt of the Closing Statement, GBC and its independent auditors will be permitted to review the working papers of Parent's independent auditors relating to the Closing Balance Sheet and the Closing Statement. The Closing Statement shall become final and binding upon the parties on the thirtieth day following receipt thereof, unless GBC gives written notice of its disagreement with the Closing Statement ("Notice of Disagreement") to Parent prior to such date. Any Notice of Disagreement shall
(i) specify in reasonable detail the nature of any disagreement so asserted,
(ii) only include disagreements based on Closing Working Capital not being calculated in accordance with this Section 3.05 and (iii) be accompanied by a certificate of GBC's independent auditors that they concur with each of the positions taken by GBC in the Notice of Disagreement. If a Notice of Disagreement is received by Parent in a timely manner, then the Closing Statement (as revised in accordance with clauses (A) or (B) below) shall become final on the earlier of (A) the date Parent and GBC resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

   During the 30 day period following delivery of a Notice of Disagreement, Parent and GBC shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period Parent and its independent auditors shall have access to the working papers relating to the Notice of Disagreement. At the end of such 30 day period (or such longer period as the parties may agree), Parent and GBC shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be a nationally recognized independent public accounting firm agreed upon by Parent and GBC in writing. Parent and GBC shall jointly use all reasonable efforts to cause the Accounting Firm to render a decision within 30 days following submission. Parent and GBC agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any dispute resolution (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 3.05 shall be borne by Parent and GBC in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Parent's independent auditors in connection with their review of any Notice of Disagreement shall be borne by Parent, and the fees and disbursements of GBC's independent auditors incurred in connection with their review of the Closing Statement shall be borne by GBC.

   (b) If, the Closing Working Capital is less than $53,798,000 (the "WC Amount"), GBC shall, and if the Closing Working Capital is greater than the WC Amount, Parent shall, within 10 business days after the Closing Statement becomes final and binding on the parties, make payment by wire transfer of immediately available funds of the amount of such difference together with interest thereon at the prime rate as reported in the Wall Street Journal on the date the Closing Statement becomes final and binding on the parties, calculated on the basis of the actual number of days elapsed divided by 365, from the date of the Effective Time to the date of actual payment. Notwithstanding the foregoing, in the event that GBC gives a Notice of Disagreement to Parent in accordance with this Section 3.05 and either Parent or GBC shall be required to make a payment to the other regardless of the resolution of the items contained in the Notice of Disagreement, then Parent or GBC, as applicable, shall, within 10 business days of the receipt of the Notice of Disagreement, make payment to the other by wire transfer of immediately available funds of the lesser of the two amounts that may be owed by Parent or GBC, as applicable, pending resolution of the items contained in the Notice of Disagreement together with interest thereon on at the prime rate as reported in the Wall Street Journal on the date of the Notice of Disagreement, calculated as described above, and such payment shall be credited against the payment required pursuant to the first sentence of this paragraph.

   (c) The term "Working Capital" shall mean Current Assets minus Current Liabilities (in each case as defined below). The WC Amount equals Working Capital as set forth on the Retained Business Balance Sheet (as defined in the Merger Agreement) for December 31, 1996, provided to Parent by GBC prior to the execution of the Merger Agreement. The terms "Current Assets" and "Current Liabilities" shall mean the current assets and current liabilities of the Retained Business calculated in accordance with GAAP except that (i) accruals for taxes shall be excluded, (ii) all programming assets shall be treated as Current Assets and all programming liabilities shall be treated as Current Liabilities (it being understood that programming assets shall be amortized on a basis consistent with the method of amortization followed in the Retained Business Financial Statements), (iii) one-third of any cash held by O&W Corporation, Country Music Television Inc. and Outdoor Entertainment, Inc. immediately prior to the Time of Distribution shall not be treated as a Current Asset (it being understood that 100% of such cash will be a Retained Asset),
(iv) any Unspent Amount (as defined in Section 5.01(vii) of the Merger Agreement) shall be treated as Current Liabilities, (v) any NASCAR Expenditures (as defined in Section 5.01(vii)(B) of the Merger Agreement) shall be treated as Current Assets, and (vi) purchase accounting adjustments shall not be made. Notwithstanding the foregoing it is understood that cash was not included in the calculation of the WC Amount. It is understood and agreed to by the parties hereto that in the event that after the Effective Time any GBC Company receives checks, cash or other proceeds related to any assets on the Closing Balance Sheet, then such GBC Company shall promptly pay or deliver such checks, cash or proceeds to the Company. It is further understood and agreed to by the parties hereto that in the event that after the Effective Time any Retained Company receives checks, cash or other proceeds related to any assets of the Entertainment Business, then such Retained Company shall promptly pay or deliver such checks, cash or other proceeds to GBC. It is further understood and agreed to by the parties hereto that in the event that prior to the Effective Time checks were written by any of the Retained Companies that were not presented for payment prior to the Effective Time, then either such checks will be honored by the GBC Companies or at the Effective Time the Retained Companies will have sufficient cash to cover such checks. The scope of the disputes to be resolved by the Accounting Firm is limited to whether the Closing Statement was prepared in compliance with the requirements of this Section 3.05, and the Accounting Firm is not to make any other determination.

   (d) During the period of time from and after the delivery of the Closing Statement to GBC through the date the Closing Statement becomes final and binding on the parties, Parent shall cause the Retained Companies to afford to GBC and any accountants, counsel or financial advisors retained by GBC in connection with the adjustment contemplated by this Section 3.05 reasonable access during normal business hours to the Retained Companies' books and records to the extent relevant to the adjustment contemplated by this Section 3.05.

   SECTION 3.06. Successors. None of the GBC Indemnitors shall consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Successor Company") shall expressly assume, by an instrument in form and substance reasonably satisfactory to Parent, all the obligations of such GBC Indemnitor under this Agreement. The Successor Company shall be the successor to such GBC Indemnitor and shall succeed to, and be substituted for, such GBC Indemnitor under this Agreement, but, in the case of a sale, conveyance, transfer or lease, such GBC Indemnitor shall not be released from its obligations hereunder.

   SECTION 3.07. Third Party Rights. In the event that after the Effective Time any of the GBC Companies holds any right to indemnification or any other contractual or other right (collectively, a "Recourse Right") with respect to any Retained Liability or any Assumed Liability for which any of the Retained Companies are held responsible (including, without limitation, rights under the Distribution Agreement dated as of October 30, 1991 between the Company and The Oklahoma Publishing Company relating to liabilities arising out of or related to sites listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act, including the Hardage/Criner site, the Mosley Road Site and the Double Eagle Refining site), then (i) to the extent possible such Recourse Right shall be deemed to be held as a shared right of the applicable GBC Companies and the applicable Retained Companies to the extent necessary to protect the Retained Companies against such Retained Liability, and (ii) to the extent not so possible, GBC shall, or shall cause a GBC Company to, assert or otherwise make available to the Retained Companies the full benefit of such Recourse Right by making a claim on behalf of the Retained Companies or taking other steps reasonably requested by the Retained Companies.

   SECTION 3.08. Joint Defense and Confidentiality Agreement. Prior to the Effective Time, Parent and GBC shall enter into the Joint Defense and Confidentiality Agreement substantially in the form attached hereto as Annex A.


                                   ARTICLE IV

                           MISCELLANEOUS AND GENERAL

   SECTION 4.01. Effectiveness; Modification or Amendment. The parties hereto agree that this Agreement will become effective at the Effective Time. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

   SECTION 4.02. Waiver; Remedies. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No waiver will be effective hereunder unless it is in writing. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

   SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   SECTION 4.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   SECTION 4.05. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)     if to Parent, to

                                  Westinghouse Electric Corporation
                                  11 Stanwix Street
                                  Pittsburgh, PA 15222-1384

                                  Telecopy No.:  (412) 642-5224

                                  Attention:  Louis J. Briskman, Esq.

                                  with a copy to:

                                  Cravath, Swaine & Moore
                                  825 Eighth Avenue
                                  New York, NY 10019
                                  Telecopy No.: (212) 474-3700

                                  Attention:  Peter S. Wilson, Esq.;

                          (b)     if to the Company, to

                                  G Corp.
                                  11 Stanwix Street
                                  Pittsburgh, PA 15222

                                  Telecopy No.:  (412) 642-5224

                                  Attention:  Louis J. Briskman, Esq.

                                  with a copy to:

                                  Cravath, Swaine & Moore
                                  825 Eighth Avenue
                                  New York, NY 10019
                                  Telecopy No.: (212) 474-3700

                                  Attention:  Peter S. Wilson, Esq.;

                          (c)     if to GBC, to

                                  Gaylord Broadcasting Company
                                  One Gaylord Drive
                                  Nashville, TN 37214

                                  Telecopy No.:  (615) 316-6060

                                  Attention:  Frank M. Wentworth, Esq.

                                  with a copy to:

                                  Skadden, Arps, Slate, Meagher & Flom
                                  (Delaware)
                                  One Rodney Square
                                  Wilmington, DE 19801

                                  Telecopy No.: (302) 651-3001

                                  Attention:  Richard L. Easton, Esq.

                 SECTION 4.06. Entire Agreement. The Transaction Agreements (including the documents and instruments referred to therein, the Annexes thereto, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                 SECTION 4.07. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, that for this purpose GBC Companies shall not be considered to be subsidiaries of the Company.

                 SECTION 4.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 SECTION 4.09. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                 SECTION 4.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application of such provision to any other persons or circumstances. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section the parties shall negotiate in good faith to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                 SECTION 4.11. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement, except that the provisions of Article II hereof shall inure to the benefit of Indemnitees.

                 SECTION 4.12 Enforcement. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that irreparable damage would occur and the remedy of indemnification pursuant to Section 2.01 or 2.02, as the case may be, and other remedies at law will by inadequate in the event that any of the provisions of this Agreement, including but not limited to Section 3.04, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of the Agreement.


                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                                        WESTINGHOUSE ELECTRIC CORPORATION,


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                        GAYLORD ENTERTAINMENT COMPANY,


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                        GAYLORD BROADCASTING COMPANY,


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                        [add signature lines for other GBC
                                        Indemnitors]

                                                               SCHEDULE A TO THE
                                                POST-CLOSING COVENANTS AGREEMENT

                [insert the names of all subsidiaries of GBC designated by Parent]

                                                                  ANNEX A TO THE
                                                POST-CLOSING COVENANTS AGREEMENT



                          JOINT DEFENSE AND CONFIDENTIALITY AGREEMENT ("JD
                          Agreement") dated as of               , 199 , between
                          WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), and GAYLORD BROADCASTING COMPANY, a Delaware Corporation ("GBC").


                 1. In view of the execution of the Agreement and Plan of Merger dated as of February 9, 1997 (the "Merger Agreement"), among Parent, G Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Gaylord Entertainment Company, a Delaware corporation ("the
Company"), and the Post-Closing Covenants Agreement dated as of         , 199 ,
(the "Post-Closing Covenants Agreement") among Parent, the Company, GBC and the other GBC Indemnitors (as defined therein), Parent and GBC have concluded that they have a common interest in preparing for joint defense against claims that may be asserted at or after the date of the Merger Agreement against the Retained Companies or the GBC Companies, or their respective affiliates, particularly with respect to the matters which are the subject of indemnification pursuant to the Post-Closing Covenants Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement.

                 2. Accordingly, Parent and GBC have further concluded that it is in their common and individual interests to cooperate with each other by sharing information in anticipation of joint defense against the aforementioned claims. Parent and GBC intend this JD Agreement to enable them, to the fullest extent permitted by law, to share confidential or privileged information without waiving any privileges, doctrines or rules of protection against disclosure that might attach thereto, including but not limited to the attorney-client privilege, the self-evaluating privilege, the joint defense privilege, the party communication privilege and the attorney work product doctrine. This document contains all terms and conditions of Parent's and GBC's understanding concerning the sharing of confidential or privileged information as contemplated by this JD Agreement.

                 3. Although neither Parent or GBC shall be under an obligation to share any confidential or privileged information pursuant to paragraph 2 above, from time to time either Parent or GBC in its sole discretion may choose to share with the other materials concerning certain issues about which they have common interests in preparing for defense, and to exchange factual and/or legal information and/or theories, mental impressions, memoranda, witness statements, interview reports and other documents, information and/or materials, including the information and the confidences of Parent and GBC contained therein, relevant to those common interests (collectively, "Joint Privilege Materials"). Such exchange or disclosure shall be conducted in reliance upon the following concepts:

                 (a) Joint Privilege Materials transmitted among Parent, GBC or their counsel may contain confidential and privileged communications, whether or not subject to the attorney-client privilege, the self-evaluating privilege, the joint defense privilege or the party communication privilege;

                 (b) Joint Privilege Materials transmitted among Parent, GBC or their counsel may contain attorney work product;

                 (c) Joint Privilege Materials transmitted among Parent, GBC or their counsel may contain materials protected by other applicable privileges and rules of confidentiality; and

                 (d) In accordance with applicable legal standards, any exchanges made will be of information related only to issues as to which Parent and GBC believe they share common interests in preparing for defense.

                 4. It is the intention and understanding of Parent and GBC that exchanges of Joint Privilege Materials otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (i) will not waive any applicable privilege, doctrine or rule of confidentiality from disclosure,
(ii) will not diminish the confidentiality of such materials and (iii) will not be asserted as a waiver of any such privilege, doctrine or rule by either party receiving Joint Privilege Materials.

                 5. Disclosure of Joint Privilege Materials to any person or entity, other than attorneys representing Parent and GBC, and consultants acting as agents of such attorneys for purposes of reviewing any Joint Privilege Materials (it being understood that such agents are subject to the confidentiality provisions of this JD Agreement), or without the prior written consent of the nondisclosing party through its respective counsel, is expressly prohibited.

                 6. Each of Parent and GBC shall give prompt notice to the other of any attempt, by letter, notice, subpoena or other document or direction, to compel disclosure of Joint Privilege Materials. In addition, each of Parent and GBC shall afford the other reasonable opportunity to assert any right or privilege it may have to protect against disclosure of Joint Privilege Materials sought by any entity.

                 7. Each of Parent and GBC may withdraw from this JD Agreement upon thirty (30) days written notice to the other's counsel. Any such withdrawal from this JD Agreement shall be prospective in effect, and any Joint Privilege Materials made available by either Parent or GBC prior to such withdrawal shall continue to be governed by the terms of this JD Agreement. Upon withdrawal from this JD Agreement, each of Parent and GBC shall return all copies of all written and recorded Joint Privilege Materials to the other within thirty (30) days of the date of its written notice of withdrawal, or shall destroy all Joint Privilege Materials and certify to the other that such destruction has taken place in accordance with applicable security requirements.

                 8.  By entering into this JD Agreement, each of Parent and GBC
(i) affirms its commitment to treat all information acquired in connection with this JD Agreement as confidential and intended solely for purposes of advancing the common interests in preparing the defense; and (ii) acknowledges the broadest application allowed by law in the jurisdiction in which such privileges are asserted of the attorney-client privilege, the self-evaluating privilege, the joint defense privilege, the party communication privilege and the attorney work product doctrine to such information.

                 9. The execution of this JD Agreement is not, nor shall it be construed as, an admission of any fact or liability by either Parent or GBC.

                 10. The execution of this JD Agreement shall not preclude the execution of further agreements concerning joint defense against, and the sharing of confidential information relating to, particular claims or the threat of particular claims against either Parent or GBC.

                 11. Notwithstanding anything contained in this JD Agreement to the contrary, Parent and GBC may use and disclose Joint Privilege Materials to the extent such use or disclosure is necessary to assert its right to indemnification by, or to contest its obligation to indemnify, the other pursuant to the Post-Closing Covenants Agreement, or as required by law, rule, regulation or final order of a court of competent jurisdiction.

                 12. This JD Agreement shall not limit Parent's or GBC's right to use and/or disclose its own privileged or protected information and materials as it sees fit, including but not limited to intentionally waiving any applicable privileges or protections it has in such materials, regardless of whether Parent or GBC, as applicable, shall have previously shared such information or materials with the other as Joint Privileged Materials under this JD Agreement.

                 13. All notices hereunder shall be given in the manner set forth in the Merger Agreement. Notices to a party's counsel hereunder shall be to the counsel set forth in Section 10.02 of the Merger Agreement.

                 Executed this      day of       , 199  by the following:

                                WESTINGHOUSE ELECTRIC CORPORATION,

                                  by
                                     ----------------------------
                                     Name:
                                     Title:



                                GAYLORD BROADCASTING COMPANY,

                                  by
                                     ----------------------------
                                     Name:
                                     Title:

                                                                      ANNEX D TO
                                                            THE MERGER AGREEMENT

                                    ANNEX D


The Retained Business consists of the Company's Cable Networks financial reporting segment as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, excluding the assets described in
Section 4.01(g) of the Company Disclosure Schedule, which excluded assets include, among others, (i) the Company's operations and certain of its assets (other than all amounts due and payable to Parent and its subsidiaries) relating to CMT's international operations in Europe, Latin America and Asia and (ii) the Company's operations, and certain of its assets relating to Z Music, Inc.

Set forth below is a summary description of businesses comprising the Retained
Business:

TNN is an advertiser-supported basic cable network featuring country lifestyles, sports and entertainment. TNN's programming is offered mainly through contractual relationships with operators of cable television systems as part of their programming and is transmitted by way of communications satellites to these cable systems. TNN's programming includes country music performances, interviews with country music artists and personalities, specials, variety shows, talk shows, news and sports programming that is of interest to its general audience. TNN's weekend programming focuses on outdoor sports, such as hunting and fishing, and motor sports, some of which, including a portion of the NASCAR Winston Cup Series, is telecast live. TNN also produces a portion of its programming and provides production services to third parties.

CMTV is an advertiser-supported basic cable network which programs primarily country music videos. CMTV is 67% owned by the Company and 33% owned by an affiliate of Group W Satellite Communications ("Group W"). CMTV's programming is offered mainly through contractual relationships with operators of cable television systems as part of their programming and is transmitted by way of communications satellites to these cable systems.

Country Music Television Canada is a cable network based in Canada which programs primarily country music videos. This venture is 20% owned by the Company and Group W, which own 67% and 33% of the 20% minority stake, respectively, and 80% owned by Shaw Communications, Inc.

World Sports Enterprises ("WSE") is a motor sports production company which produces races and motor sports programs for TNN as well as outside third parties. WSE is 51% owned by the Company.

Outdoor Entertainment, Inc. ("OEI") is programming company which produces outdoor sports programs that are broadcast on TNN. OEI is 67% owned by the Company and 33% owned by Group W.

World of Outlaws ("WOO") is a sanctioning body for "sprint-car" motor sports races. The Company owns 15% of WOO.

Country.com is an Internet site whose content is focused on country music and the country lifestyle and is intended to be used as a promotion venue for TNN and CMTV.

Peppercorn Productions, Inc. ("PPI") is a puppeteer company. Characters developed by PPI are featured in certain TNN programming and a yet-to-be-released feature film, which is to be produced and owned by a 50-50 joint venture between PPI and Greystone Communications, Inc.

Opryland Productions Duplicating Services is a videotape duplicating company which provides its services to TNN, CMTV and outside third parties.

NASCAR Thunder is a chain of auto racing-themed retail stores. Current stores are located in Atlanta, GA, Knoxville, TN, Winston-Salem, NC and Dallas, TX. The NASCAR Thunder retail stores are operated under an exclusive licensing agreement with the National Association for Stock Car Auto Racing.


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